                                                                    EXHIBIT 99.2
ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                     PAGE
                                                                                                     ----
Consolidated Financial Statements:
  Report of Independent Accountants for the Six Months Ended December 31, 1997 and
      for the Years Ended June 30, 1997 and 1996.................................................     F-2
  Report of Independent Accountants for the Year Ended June 30, 1995.............................     F-3
  Consolidated Balance Sheets at December 31, 1997 and at June 30, 1997 and 1996.................     F-4
  Consolidated Statements of Operations for the Six Months Ended December 31, 1997 and
      for the Years Ended June 30, 1997, 1996 and 1995...........................................     F-5
  Consolidated Statements of Cash Flows for the Six Months Ended December 31, 1997 and
      for the Years Ended June 30, 1997, 1996 and 1995...........................................     F-6
  Consolidated Statements of Stockholders' Equity for the Six Months Ended December 31, 1997 and
      for the Years Ended June 30, 1997, 1996 and 1995...........................................     F-8
  Notes to Consolidated Financial Statements.....................................................     F-9

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Chesapeake Energy Corporation

    We have audited the accompanying consolidated balance sheets of Chesapeake Energy Corporation and its subsidiaries as of December 31, 1997 and as of June 30, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the six months ended December 31, 1997 and the years ended June 30, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Chesapeake Energy Corporation and its subsidiaries as of December 31, 1997 and as of June 30, 1997 and 1996, and the consolidated results of their operations and their cash flows for the six months ended December 31, 1997 and the years ended June 30, 1997 and 1996 in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.

Oklahoma City, Oklahoma
March 20, 1998

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Chesapeake Energy Corporation

    In our opinion, the consolidated statements of operations, of cash flows and of stockholders' equity for the year ended June 30, 1995 present fairly, in all material respects, the results of operations and cash flows of Chesapeake Energy Corporation and its subsidiaries for the year ended June 30, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above. We have not audited the consolidated financial statements of Chesapeake Energy Corporation and its subsidiaries for any period subsequent to June 30, 1995.

PRICE WATERHOUSE LLP

Houston, Texas
September 20, 1995, except for the third paragraph of Note 9 which is as of October 9, 1997 and except for the earnings per share information as described in Note 1, which is as of March 25, 1998

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                                                                 JUNE 30,
                                                                                     DECEMBER 31,     ----------------------------
                                                                                         1997             1997             1996
                                                                                     -----------      -----------      -----------
                                                                                                   ($ IN THOUSANDS)
CURRENT ASSETS:
  Cash and cash equivalents ....................................................     $   123,860      $   124,017      $    51,638
  Short-term investments .......................................................          12,570          104,485               --
  Accounts receivable:
    Oil and gas sales ..........................................................          10,654           10,906           12,687
    Oil and gas marketing sales ................................................          20,493           19,939            6,982
    Joint interest and other, net of allowances of $691,000, $387,000
      and $340,000, respectively ...............................................          38,781           25,311           27,661
    Related parties ............................................................           4,246            7,401            2,884
  Inventory ....................................................................           5,493            4,854            5,163
  Other ........................................................................           1,624              692            2,158
                                                                                     -----------      -----------      -----------
         Total Current Assets ..................................................         217,721          297,605          109,173
                                                                                     -----------      -----------      -----------
PROPERTY AND EQUIPMENT:
  Oil and gas properties, at cost based on full cost accounting:
    Evaluated oil and gas properties ...........................................       1,095,363          865,516          363,213
    Unevaluated properties .....................................................         125,155          128,505          165,441
    Less: accumulated depreciation, depletion and
      amortization .............................................................        (602,391)        (431,983)         (92,720)
                                                                                     -----------      -----------      -----------
                                                                                         618,127          562,038          435,934
  Other property and equipment .................................................          67,633           50,379           18,162
  Less: accumulated depreciation and amortization ..............................          (6,573)          (5,051)          (2,922)
                                                                                     -----------      -----------      -----------
         Total Property and Equipment ..........................................         679,187          607,366          451,174
                                                                                     -----------      -----------      -----------
OTHER ASSETS ...................................................................          55,876           44,097           11,988
                                                                                     -----------      -----------      -----------
TOTAL ASSETS ...................................................................     $   952,784      $   949,068      $   572,335
                                                                                     ===========      ===========      ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Notes payable and current maturities of long-term debt .......................     $        --      $     1,380      $     6,755
  Accounts payable .............................................................          81,775           86,817           54,514
  Accrued liabilities and other ................................................          42,733           28,701           14,062
  Revenues and royalties due others ............................................          28,972           29,428           33,503
                                                                                     -----------      -----------      -----------
         Total Current Liabilities .............................................         153,480          146,326          108,834
                                                                                     -----------      -----------      -----------
LONG-TERM DEBT, NET ............................................................         508,992          508,950          268,431
                                                                                     -----------      -----------      -----------
REVENUES AND ROYALTIES DUE OTHERS ..............................................          10,106            6,903            5,118
                                                                                     -----------      -----------      -----------
DEFERRED INCOME TAXES ..........................................................              --               --           12,185
                                                                                     -----------      -----------      -----------
CONTINGENCIES AND COMMITMENTS (NOTE 4) .........................................              --               --               --
                                                                                     -----------      -----------      -----------
STOCKHOLDERS' EQUITY:
  Preferred Stock, $.01 par value, 10,000,000 shares
    authorized; none issued ....................................................              --               --               --
  Common Stock, 250,000,000 shares authorized; par value of $.01,
    $.01 and $.05 at December 31, 1997, June 30, 1997 and 1996, respectively;
    74,298,061, 70,276,975 and 60,159,826 shares issued and outstanding
    at December 31, 1997, June 30, 1997 and 1996, respectively .................             743              703            3,008
  Paid-in capital ..............................................................         460,733          432,991          136,782
  Accumulated earnings (deficit) ...............................................        (181,270)        (146,805)          37,977
                                                                                     -----------      -----------      -----------
         Total Stockholders' Equity ............................................         280,206          286,889          177,767
                                                                                     -----------      -----------      -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY .....................................     $   952,784      $   949,068      $   572,335
                                                                                     ===========      ===========      ===========

        The accompanying notes are an integral part of these consolidated financial statements.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                           SIX MONTHS ENDED
                                                              DECEMBER 31,                  YEAR ENDED JUNE 30,
                                                              -----------      --------------------------------------------
                                                                 1997             1997             1996            1995
                                                              -----------      -----------      -----------     -----------
                                                                           ($ IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES:
  Oil and gas sales .....................................     $    95,657      $   192,920      $   110,849     $    56,983
  Oil and gas marketing sales ...........................          58,241           76,172           28,428              --
  Oil and gas service operations ........................              --               --            6,314           8,836
  Interest and other ....................................          78,966           11,223            3,831           1,524
                                                              -----------      -----------      -----------     -----------
    Total Revenues ......................................         232,864          280,315          149,422          67,343
                                                              -----------      -----------      -----------     -----------
COSTS AND EXPENSES:
  Production expenses and taxes .........................          10,094           15,107            8,303           4,256
  Oil and gas marketing expenses ........................          58,227           75,140           27,452              --
  Oil and gas service operations ........................              --               --            4,895           7,747
  Impairment of oil and gas properties ..................         110,000          236,000               --              --
  Oil and gas depreciation, depletion and amortization ..          60,408          103,264           50,899          25,410
  Depreciation and amortization of other assets .........           2,414            3,782            3,157           1,765
  General and administrative ............................           5,847            8,802            4,828           3,578
  Interest and other ....................................          17,448           18,550           13,679           6,627
                                                              -----------      -----------      -----------     -----------
    Total Costs and Expenses ............................         264,438          460,645          113,213          49,383
                                                              -----------      -----------      -----------     -----------
INCOME (LOSS) BEFORE INCOME TAXES AND EXTRAORDINARY
  ITEM ..................................................         (31,574)        (180,330)          36,209          17,960
PROVISION (BENEFIT) FOR INCOME TAXES ....................              --           (3,573)          12,854           6,299
                                                              -----------      -----------      -----------     -----------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM .................         (31,574)        (176,757)          23,355          11,661
EXTRAORDINARY ITEM:
  Loss on early extinguishment of debt,
    net of applicable income tax of $3,804 ..............              --           (6,620)              --              --
                                                              -----------      -----------      -----------     -----------
NET INCOME (LOSS) .......................................     $   (31,574)     $  (183,377)     $    23,355     $    11,661
                                                              ===========      ===========      ===========     ===========
EARNINGS (LOSS) PER COMMON SHARE:
  EARNINGS (LOSS) PER COMMON SHARE-BASIC
    Income (loss) before extraordinary item .............     $     (0.45)     $     (2.69)     $      0.43     $      0.22
    Extraordinary item ..................................              --            (0.10)              --              --
                                                              -----------      -----------      -----------     -----------
    Net income (loss) ...................................     $     (0.45)     $     (2.79)     $      0.43     $      0.22
                                                              ===========      ===========      ===========     ===========
  EARNINGS (LOSS) PER COMMON SHARE-ASSUMING DILUTION
    Income (loss) before extraordinary item .............     $     (0.45)     $     (2.69)     $      0.40     $      0.21
    Extraordinary item ..................................              --            (0.10)              --              --
                                                              -----------      -----------      -----------     -----------
    Net income (loss) ...................................     $     (0.45)     $     (2.79)     $      0.40     $      0.21
                                                              ===========      ===========      ===========     ===========
  WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES
    OUTSTANDING (IN 000'S)
    Basic ...............................................          70,835           65,767           54,564          52,624
                                                              ===========      ===========      ===========     ===========
    Assuming Dilution ...................................          70,835           65,767           58,342          55,872
                                                              ===========      ===========      ===========     ===========

        The accompanying notes are an integral part of these consolidated financial statements.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    SIX MONTHS ENDED                 YEAR ENDED JUNE 30,
                                                                       DECEMBER 31,    -------------------------------------------
                                                                          1997             1997            1996            1995
                                                                       -----------     -----------     -----------     -----------
                                                                                                ($ IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
NET INCOME (LOSS) .................................................    $   (31,574)    $  (183,377)    $    23,355     $    11,661
ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO NET CASH
  PROVIDED BY OPERATING ACTIVITIES:
  Depreciation, depletion and amortization ........................         62,028         105,591          52,768          26,628
  Deferred taxes ..................................................             --          (3,573)         12,854           6,299
  Amortization of loan costs ......................................            794           1,455           1,288             548
  Amortization of bond discount ...................................             41             217             563             567
  Bad debt expense ................................................             40             299             114             308
  Gain on sale of Bayard stock ....................................        (73,840)             --              --              --
  Gain on sale of fixed assets ....................................           (209)         (1,593)         (2,511)           (108)
  Impairment of oil and gas assets ................................        110,000         236,000              --              --
  Extraordinary loss ..............................................             --           6,620              --              --
  Equity in (earnings) losses from investments ....................            592            (499)             --              --
CHANGES IN ASSETS AND LIABILITIES (NET OF ASSETS AND LIABILITIES
     ACQUIRED FROM ANSON PRODUCTION CORPORATION):
  (Increase) decrease in short-term investments ...................         92,127        (102,858)            622              --
  (Increase) decrease in accounts receivable ......................         (7,173)        (19,987)         (3,524)        (22,510)
  (Increase) decrease in inventory ................................         (1,584)         (1,467)             78          (1,203)
  (Increase) decrease in other current assets .....................         (1,519)          1,466          (1,525)            614
  Increase (decrease) in accounts payable, accrued
    liabilities and other .........................................        (11,044)         48,085          25,834          19,387
  Increase (decrease) in current and non-current revenues
    and royalties due others ......................................            478          (2,290)         11,056          12,540
                                                                       -----------     -----------     -----------     -----------
    Cash provided by operating activities .........................        139,157          84,089         120,972          54,731
                                                                       -----------     -----------     -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Exploration, development and acquisition of oil and gas
    properties ....................................................       (189,755)       (468,462)       (342,045)       (117,831)
  Proceeds from sale of oil and gas equipment, leasehold and
    other .........................................................          2,503           3,095           6,167          11,953
  Net proceeds from sale of Bayard stock ..........................         90,380              --              --              --
  Repayment of note receivable ....................................         18,000              --              --              --
  Other proceeds from sales .......................................             17           6,428             698           1,104
  Long term loans made to third parties ...........................             --         (20,000)             --              --
  Investment in oil field service company .........................           (200)         (3,048)             --              --
  Investment in gas marketing company, net of cash
    acquired ......................................................             --              --            (363)             --
  Other investments ...............................................        (30,434)         (8,000)             --              --
  Other property and equipment additions ..........................        (27,015)        (33,867)         (8,846)         (7,929)
                                                                       -----------     -----------     -----------     -----------
    Cash used in investing activities .............................       (136,504)       (523,854)       (344,389)       (112,703)
                                                                       -----------     -----------     -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock ..........................             --         288,091          99,498              --
  Proceeds from long-term borrowings ..............................             --         342,626         166,667         128,834
  Payments on long-term borrowings ................................             --        (119,581)        (48,634)        (32,370)
  Dividends paid on common stock ..................................         (2,810)             --              --              --
  Cash received from exercise of stock options ....................            322           1,387           1,989             818
  Other financing .................................................           (322)           (379)             --              --
                                                                       -----------     -----------     -----------     -----------
    Cash provided by (used in) financing activities ...............         (2,810)        512,144         219,520          97,282
                                                                       -----------     -----------     -----------     -----------
Net increase (decrease) in cash and cash equivalents ..............           (157)         72,379          (3,897)         39,310
Cash and cash equivalents, beginning of period ....................        124,017          51,638          55,535          16,225
                                                                       -----------     -----------     -----------     -----------
Cash and cash equivalents, end of period ..........................    $   123,860     $   124,017     $    51,638     $    55,535
                                                                       ===========     ===========     ===========     ===========

        The accompanying notes are an integral part of these consolidated financial statements.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                                                             SIX MONTHS ENDED            YEAR ENDED JUNE 30,
                                                               DECEMBER 31,   --------------------------------------
                                                                  1997           1997          1996          1995
                                                               ----------     ----------    ----------    ----------
                                                                                 ($ IN THOUSANDS)
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
CASH PAYMENTS FOR:
  Interest, net of capitalized interest ...................    $   17,367     $   12,919    $   10,751    $    4,914
  Income taxes ............................................    $      500     $       --    $       --    $       --

DETAILS OF ACQUISITION OF ANSON PRODUCTION CORPORATION:
  Fair value of assets acquired ...........................    $   43,000     $       --    $       --    $       --
  Accrued liability for estimated cash consideration ......    $  (15,500)    $       --    $       --    $       --
  Stock issued ............................................    $  (27,500)    $       --    $       --    $       --

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

    The Company had a financing arrangement with a vendor to supply certain oil and gas equipment inventory. The total amounts owed at June 30, 1997, 1996 and 1995 were $1,380,000, $3,156,000 and $6,513,000, respectively. No cash consideration is exchanged for inventory under this financing arrangement until actual draws on the inventory are made.

    In fiscal 1997, 1996 and 1995, the Company recognized income tax benefits of $4,808,000, $7,950,000 and $1,229,000, respectively, related to the disposition of stock options by directors and employees of the Company. The tax benefits were recorded as an adjustment to deferred income taxes and paid-in capital.

    Proceeds from the issuance of $150 million of 7.875% Senior Notes and $150 million of 8.5% Senior Notes in March 1997 are net of $6.4 million in offering fees and expenses which were deducted from the actual cash received.

    Proceeds from the issuances of $90 million of 10.5% Senior Notes in May 1995 and $120 million of 9.125% Senior Notes in April 1996 are net of $2.7 million and $3.9 million, respectively, in offering fees and expenses which were deducted from the actual cash received.

    On December 22, 1997 the Company declared a dividend of $0.02 per common share, or $1,486,000, which was paid on January 15, 1998. On June 13, 1997 the Company declared a dividend of $0.02 per common share, or $1,405,000, which was paid on July 15, 1997.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                   SIX MONTHS ENDED               YEAR ENDED JUNE 30,
                                                     DECEMBER 31,    -------------------------------------------
                                                        1997            1997            1996            1995
                                                     -----------     -----------     -----------     -----------
                                                                     ($ IN THOUSANDS)
COMMON STOCK:
  Balance, beginning of period ..................    $       703     $     3,008     $        58     $        51
  Issuance of 8,972,000 shares of common stock ..             --              90              --              --
  Issuance of 5,989,500 shares of common stock ..             --              --             299              --
  Exercise of stock options and warrants ........              2              12              79               7
  Issuance of 3,792,724 shares of common stock
        to AnSon Production Corporation .........             38              --              --              --
  Change in par value ...........................             --          (2,407)          2,572              --
                                                     -----------     -----------     -----------     -----------
  Balance, end of period ........................            743             703           3,008              58
                                                     -----------     -----------     -----------     -----------
COMMON STOCK WARRANTS:
  Balance, beginning of period ..................             --              --              --               5
  Exercise of Common Stock Warrants .............             --              --              --              (5)
                                                     -----------     -----------     -----------     -----------
  Balance, end of period ........................             --              --              --              --
                                                     -----------     -----------     -----------     -----------
PAID-IN CAPITAL:
  Balance, beginning of period ..................        432,991         136,782          30,295          28,243
  Exercise of stock options and warrants ........            320           1,375           1,910             823
  Issuance of common stock ......................         27,459         301,593         105,516              --
  Offering expenses and other ...................             --         (13,974)         (6,317)             --
  Cumulative exchange loss ......................            (37)             --              --              --
  Tax benefit from exercise of stock options ....             --           4,808           7,950           1,229
  Change in par value ...........................             --           2,407          (2,572)             --
                                                     -----------     -----------     -----------     -----------
  Balance, end of period ........................        460,733         432,991         136,782          30,295
                                                     -----------     -----------     -----------     -----------
ACCUMULATED EARNINGS (DEFICIT):
  Balance, beginning of period ..................       (146,805)         37,977          14,622           2,961
  Net income (loss) .............................        (31,574)       (183,377)         23,355          11,661
  Dividends on common stock of $0.02 per share ..         (2,891)         (1,405)             --              --
                                                     -----------     -----------     -----------     -----------
  Balance, end of period ........................       (181,270)       (146,805)         37,977          14,622
                                                     -----------     -----------     -----------     -----------
TOTAL STOCKHOLDERS' EQUITY ......................    $   280,206     $   286,889     $   177,767     $    44,975
                                                     ===========     ===========     ===========     ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Company

    The Company is a petroleum exploration and production company engaged in the acquisition, exploration, and development of properties for the production of crude oil and natural gas from underground reservoirs. The Company's properties are located in Texas, Louisiana, Oklahoma, Montana, North Dakota, New Mexico and Canada.

    The Company has changed its fiscal year end from June 30 to December 31. The Company's results of operations and cash flows for the six months ended December 31, 1997 (the "Transition Period") are included in these consolidated financial statements.

Principles of Consolidation

    The accompanying consolidated financial statements of Chesapeake Energy Corporation (the "Company") include the accounts of its wholly-owned subsidiaries Chesapeake Operating, Inc. ("COI"), Chesapeake Exploration Limited Partnership ("CEX"), a limited partnership, Chesapeake Louisiana, L.P. ("CLLP"), a limited partnership, Chesapeake Gas Development Corporation ("CGDC"), Chesapeake Energy Marketing, Inc. ("CEMI"), Chesapeake Canada Corporation ("CCC"), Chesapeake Energy Louisiana Corporation ("CELC"), Chesapeake Acquisition Corporation ("CAC"), Lindsay Oil Field Supply, Inc.("LOF"), Sander Trucking Company, Inc. ("STCO") and subsidiaries of those entities. As of June 30, 1997, CGDC had been merged into CEX, and LOF and STCO had been dissolved. All significant intercompany accounts and transactions have been eliminated. Investments in companies and partnerships which give the Company significant influence, but not control, over the investee are accounted for using the equity method.

Accounting Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash Equivalents

    For purposes of the consolidated financial statements, the Company considers investments in all highly liquid debt instruments with maturities of three months or less at date of purchase to be cash equivalents.

Investments in Securities

    The Company invests in various equity securities and short-term debt instruments including corporate bonds and auction preferreds, commercial paper and government agency notes. The Company has classified all of its short-term investments in equity and debt instruments as trading securities, which are carried at fair value with unrealized holding gains and losses included in earnings. At December 31, 1997, the Company had an unrealized holding loss of $2.4 million included in interest and other revenue. At June 30, 1997, the Company had an unrealized holding loss of $0.6 million included in interest and other revenue. At June 30, 1996 the Company had no trading securities. Investments in equity securities and limited partnerships that do not have readily determinable fair values are stated at cost and are included in noncurrent other assets. In determining realized gains and losses, the cost of securities sold is based on the average cost method.

Inventory

    Inventory consists primarily of tubular goods and other lease and well equipment which the Company plans to utilize in its ongoing exploration and development activities and is carried at the lower of cost or market using the specific identification method.

Oil and Gas Properties

    The Company follows the full cost method of accounting under which all costs associated with property acquisition, exploration and development activities are capitalized. The Company capitalizes internal costs that can be directly identified with its acquisition, exploration and development activities and does not include any costs related to production, general corporate overhead or similar activities (see Note 11). Capitalized costs are amortized on a composite unit-of-production method based on proved oil and gas reserves. The Company's oil and gas reserves are estimated at least annually by independent petroleum engineers and quarterly by the Company's internal engineers. The average composite rates used for depreciation, depletion and amortization were $1.57 per equivalent Mcf in the six months ended December 31, 1997 and $1.31, $0.85 and $0.80 per equivalent Mcf in fiscal 1997, 1996 and 1995, respectively.

    Proceeds from the sale of properties are accounted for as reductions to capitalized costs unless such sales involve a significant change in the relationship between costs and the value of proved reserves or the underlying value of unproved properties, in which case a gain or loss is recognized. The costs of unproved properties are excluded from amortization until the properties are evaluated. The Company reviews all of its unevaluated properties quarterly to determine whether or not and to what extent proved reserves have been assigned to the properties, and otherwise if impairment has occurred. Unevaluated properties are grouped by major producing area where individual property costs are not significant, and assessed individually when individual costs are significant.

    The Company reviews the carrying value of its oil and gas properties under the full cost accounting rules of the Securities and Exchange Commission on a quarterly basis. Under these rules, capitalized costs, less accumulated amortization and related deferred income taxes, shall not exceed an amount equal to the sum of the present value of estimated future net revenues less estimated future expenditures to be incurred in developing and producing the proved reserves, less any related income tax effects. At December 31, 1997 capitalized costs of oil and gas properties exceeded the estimated present value of future net revenues from the Company's proved reserves, net of related income tax considerations, resulting in a writedown in the carrying value of oil and gas properties of $110 million. At June 30, 1997, capitalized costs of oil and gas properties exceeded the estimated present value of future net revenues from the Company's proved reserves, net of related income tax considerations, resulting in a fourth quarter writedown in the carrying value of oil and gas properties of $236 million.

Other Property and Equipment

    Other property and equipment consists primarily of gas gathering and processing facilities, vehicles, land, office buildings and equipment, and software. Major renewals and betterments are capitalized while the costs of repairs and maintenance are charged to expense as incurred. The costs of assets retired or otherwise disposed of and the applicable accumulated depreciation are removed from the accounts, and the resulting gain or loss is reflected in operations. Other property and equipment costs are depreciated on both straight-line and accelerated methods. Buildings are depreciated on a straight-line basis over 31.5 years. All other property and equipment is depreciated over the estimated useful lives of the assets, which range from five to seven years.

Capitalized Interest

    During the six months ended December 31, 1997 and fiscal 1997, 1996 and 1995, interest of approximately $5,087,000, $12,935,000, $6,428,000 and
$1,574,000 was capitalized on significant investments in unproved properties that were not being currently depreciated, depleted, or amortized and on which exploration activities were in progress.

Service Operations

    Certain subsidiaries of the Company performed contract services on wells the Company operated as well as for third parties until June 30, 1996. Oil and gas service operations revenues and costs and expenses reflected in the accompanying consolidated statements of operations include amounts derived from certain of the contractual services provided. The Company's economic interest in its oil and gas properties was not affected by the performance of these contractual services and all intercompany profits have been eliminated.

    On June 30, 1996, Peak USA Energy Services, Ltd., a limited partnership ("Peak"), was formed by Peak Oilfield Services Company (a joint venture between Cook Inlet Region, Inc. and Nabors Industries, Inc.) and the Company for the purpose of purchasing the Company's oilfield service assets and providing rig moving, transportation and related site construction services. The Company sold its service company assets to Peak for $6.4 million and simultaneously invested $2.5 million in exchange for a 33.3% partnership interest in Peak. This transaction resulted in recognition of a $1.8 million pre-tax gain during the fourth fiscal quarter of 1996 reported in Interest and other. A deferred gain from the sale of service company assets of $0.9 million was recorded as a reduction in the Company's investment in Peak and will be amortized to income over the estimated useful lives of the Peak assets. The Company's investment in Peak is accounted for using the equity method.

Income Taxes

    The Company has adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109"). SFAS 109 requires deferred tax liabilities or assets to be recognized for the anticipated future tax effects of temporary differences that arise as a result of the differences in the carrying amounts and the tax bases of assets and liabilities.

Net Income (Loss) Per Share

    In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings Per Share ("SFAS 128"). SFAS 128 requires presentation of "basic" and "diluted" earnings per share, as defined, on the face of the statement of operations for all entities with complex capital structures. SFAS 128 is effective for financial statements issued for periods ending after December 15, 1997 and requires restatement of all prior period earnings per share amounts. The Company has adopted SFAS 128 and has restated all prior periods presented.

    SFAS 128 requires a reconciliation of the numerators and denominators of the basic and diluted EPS computations. For the Transition Period and fiscal 1997 there was no difference between actual weighted average shares outstanding, which are used in computing basic EPS and diluted weighted average shares, which are used in computing diluted EPS because the effect of outstanding options would be antidilutive. See Note 9 for options outstanding during the Transition Period and fiscal 1997 which were not included in the computation of diluted EPS. A reconciliation for fiscal 1996 and 1995 is as follows:

                                             Income         Shares        Per-Share
                                           (Numerator)   (Denominator)      Amount
                                           -----------   -------------    ---------
FOR THE YEAR ENDED JUNE 30, 1996:
BASIC EPS
Income available to common stockholders    $    23,355         54,564    $      0.43
                                                                         ===========
EFFECT OF DILUTIVE SECURITIES
Employee stock options ................             --          3,778
                                           -----------    -----------
DILUTED EPS
Income available to common stockholders
   and assumed conversions ............    $    23,355         58,342    $      0.40
                                           ===========    ===========    ===========

FOR THE YEAR ENDED JUNE 30, 1995:
BASIC EPS
Income available to common stockholders    $    11,661         52,624    $      0.22
                                                                         ===========
EFFECT OF DILUTIVE SECURITIES
Employee stock options ................             --          3,248
                                           -----------    -----------
DILUTED EPS
Income available to common stockholders
   and assumed conversions ............    $    11,661    $    55,872    $      0.21
                                           ===========    ===========    ===========

Gas Imbalances -- Revenue Recognition

    Revenues from the sale of oil and gas production are recognized when title passes, net of royalties. The Company follows the "sales method" of accounting for its gas revenue whereby the Company recognizes sales revenue on all gas sold to its purchasers, regardless of whether the sales are proportionate to the Company's ownership in the property. A liability is recognized only to the extent that the Company has a net imbalance in excess of the remaining gas reserves on the underlying properties. The Company's net imbalance positions at December 31, 1997 and June 30, 1997 and 1996 were not material.

Hedging

    The Company periodically uses certain instruments to hedge its exposure to price fluctuations on oil and natural gas transactions. Recognized gains and losses on hedge contracts are reported as a component of the related transaction. Results for hedging transactions are reflected in oil and gas sales to the extent related to the Company's oil and gas production, and in oil and gas marketing sales to the extent related to the Company's marketing activities (see Note 10).

Debt Issue Costs

    Other assets include the costs associated with the issuance of the 10.5% Senior Notes on May 25, 1995, the 9.125% Senior Notes on April 9, 1996, and the 7.875% and 8.5% Senior Notes on March 17, 1997 (see Note 2). The remaining unamortized costs on these issuances of Senior Notes at December 31, 1997 totaled $11.6 million and are being amortized over the life of the Senior Notes.

Stock Options

    In October 1995, the Financial Accounting Standards Board issued Statement No. 123 ("SFAS 123"), "Accounting for Stock Based Compensation". As permitted by SFAS 123, the Company has continued its previous method of accounting for stock compensation and adopted the disclosure requirements of this Statement in fiscal 1997.

Reclassifications

    Certain reclassifications have been made to the consolidated financial statements for the years ended June 30, 1997, 1996 and 1995 to conform to the presentation used for the December 31, 1997 consolidated financial statements.

2. SENIOR NOTES

    On March 17, 1997, the Company issued $150 million principal amount of 7.875% Senior Notes due 2004 ("7.875% Senior Notes"). The 7.875% Senior Notes are redeemable at the option of the Company at any time prior to March 15, 2004 at the make-whole prices determined in accordance with the indenture.

    On March 17, 1997, the Company issued $150 million principal amount of 8.5% Senior Notes due 2012 ("8.5% Senior Notes"). The 8.5% Senior Notes are redeemable at the option of the Company at any time prior to March 15,

2004 at the make-whole prices determined in accordance with the indenture and, on or after March 15, 2004 at the redemption price set forth therein.

    On April 9, 1996, the Company issued $120 million principal amount of 9.125% Senior Notes due 2006 ("9.125% Senior Notes"). The 9.125% Senior Notes are redeemable at the option of the Company at any time prior to April 15, 2001 at the make-whole prices determined in accordance with the indenture and, on or after April 15, 2001 at the redemption prices set forth therein. The Company may also redeem at its option at any time on or prior to April 15, 1999 up to $42 million of the 9.125% Senior Notes at 109.125% of the principal amount thereof with the proceeds of an equity offering.

    On May 25, 1995, the Company issued $90 million principal amount of 10.5% Senior Notes due 2002 ("10.5% Senior Notes"). The 10.5% Senior Notes are redeemable at the option of the Company at any time on or after June 1, 1999. The Company may also redeem at its option at any time on or prior to June 1, 1998 up to $30 million of the 10.5% Senior Notes at 110% of the principal amount thereof with the proceeds of an equity offering.

    The Company is a holding company and owns no operating assets and has no significant operations independent of its subsidiaries. The Company's obligations under the 10.5% Senior Notes, the 9.125% Senior Notes, the 7.875% Senior Notes and the 8.5% Senior Notes have been fully and unconditionally guaranteed, on a joint and several basis, by each of the Company's "Restricted Subsidiaries" (as defined in the respective indentures governing the Senior Notes) (collectively, the "Guarantor Subsidiaries"). Each of the Guarantor Subsidiaries is a direct or indirect wholly-owned subsidiary of the Company.

    The 10.5%, 9.125%, 7.875% and 8.5% Senior Note Indentures contain certain covenants, including covenants limiting the Company and the Guarantor Subsidiaries with respect to asset sales; restricted payments; the incurrence of additional indebtedness and the issuance of preferred stock; liens; sale and leaseback transactions; lines of business; dividend and other payment restrictions affecting Guarantor Subsidiaries; mergers or consolidations; and transactions with affiliates. The Company is obligated to repurchase the 10.5% and 9.125% Senior Notes in the event of a change of control or certain asset sales.

    Set forth below are condensed consolidating financial statements of the Guarantor Subsidiaries, the Company's subsidiaries which are not guarantors of the Senior Notes (the "Non-Guarantor Subsidiaries") and the Company. Separate audited financial statements of each Guarantor Subsidiary have not been provided because management has determined that they are not material to investors.

    As of and for the six months ended December 31, 1997, the Guarantor Subsidiaries were COI, CEX, CLLP, CELC and CCC, and the Non-Guarantor Subsidiaries were CEMI, CAC and subsidiaries of those companies. As of and for the year ended June 30, 1997, the Guarantor Subsidiaries were COI, CEX, CLLP, CELC, and CGDC, and the Non-Guarantor Subsidiaries were CEMI and CCC. Prior to fiscal 1997, the Guarantor Subsidiaries were COI, CEX and two service company subsidiaries the assets of which were sold effective June 30, 1996, and the Non-Guarantor Subsidiaries were CGDC and CEMI (which was acquired in December
1995).

                      CONDENSED CONSOLIDATING BALANCE SHEET
                             AS OF DECEMBER 31, 1997
                                ($ IN THOUSANDS)

                                     ASSETS

                                                                              NON-
                                                              GUARANTOR     GUARANTOR
                                                             SUBSIDIARIES  SUBSIDIARIES     COMPANY     ELIMINATIONS   CONSOLIDATED
                                                              -----------   -----------    -----------   -----------   -----------
CURRENT ASSETS:
  Cash and cash equivalents ..............................    $      (589)  $    13,999    $   110,450   $        --   $   123,860
  Short-term investments .................................             --            --         12,570            --        12,570
  Accounts receivable ....................................         57,476        22,882          1,524        (7,708)       74,174
  Inventory ..............................................          4,918           575             --            --         5,493
  Other ..................................................          1,613             1             10            --         1,624
                                                              -----------   -----------    -----------   -----------   -----------
          Total Current Assets ...........................         63,418        37,457        124,554        (7,708)      217,721
                                                              -----------   -----------    -----------   -----------   -----------
PROPERTY AND EQUIPMENT:
  Oil and gas properties .................................      1,056,118        39,245             --            --     1,095,363
  Unevaluated leasehold ..................................        125,155            --             --            --       125,155
  Other property and equipment ...........................         51,868           343         15,422            --        67,633
  Less: accumulated depreciation,
     depletion and amortization ..........................       (593,359)      (14,650)          (955)           --      (608,964)
                                                              -----------   -----------    -----------   -----------   -----------
                                                                  639,782        24,938         14,467            --       679,187
                                                              -----------   -----------    -----------   -----------   -----------
INVESTMENTS IN SUBSIDIARIES AND
  INTERCOMPANY ADVANCES ..................................         81,755        49,958        903,713    (1,035,426)           --
                                                              -----------   -----------    -----------   -----------   -----------
OTHER ASSETS .............................................         10,189         6,918         38,769            --        55,876
                                                              -----------   -----------    -----------   -----------   -----------
TOTAL ASSETS .............................................    $   795,144   $   119,271    $ 1,081,503   $(1,043,134)  $   952,784
                                                              ===========   ===========    ===========   ===========   ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
  Notes payable and current
     maturities of long-term debt ........................    $        --   $        --    $        --   $        --   $        --
  Accounts payable and other .............................        104,259        29,649         27,280        (7,708)      153,480
                                                              -----------   -----------    -----------   -----------   -----------
          Total Current Liabilities ......................        104,259        29,649         27,280        (7,708)      153,480
                                                              -----------   -----------    -----------   -----------   -----------
LONG-TERM DEBT ...........................................             --            --        508,992            --       508,992
                                                              -----------   -----------    -----------   -----------   -----------
REVENUES AND ROYALTIES DUE
  OTHERS .................................................         10,106            --             --            --        10,106
                                                              -----------   -----------    -----------   -----------   -----------
DEFERRED INCOME TAXES ....................................             --            --             --            --            --
                                                              -----------   -----------    -----------   -----------   -----------
INTERCOMPANY PAYABLES ....................................        853,958         2,959             --      (856,917)           --
                                                              -----------   -----------    -----------   -----------   -----------
STOCKHOLDERS' EQUITY:
Common Stock .............................................             10             3            733            (3)          743
Other ....................................................       (173,189)       86,660        544,498      (178,506)      279,463
                                                              -----------   -----------    -----------   -----------   -----------
                                                                 (173,179)       86,663        545,231      (178,509)      280,206
                                                              -----------   -----------    -----------   -----------   -----------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY .................................................    $   795,144   $   119,271    $ 1,081,503   $(1,043,134)  $   952,784
                                                              ===========   ===========    ===========   ===========   ===========

                      CONDENSED CONSOLIDATING BALANCE SHEET
                               AS OF JUNE 30, 1997
                                ($ IN THOUSANDS)

                                     ASSETS

                                                                               NON-
                                                              GUARANTOR     GUARANTOR
                                                             SUBSIDIARIES  SUBSIDIARIES     COMPANY      ELIMINATIONS  CONSOLIDATED
                                                             -----------    -----------    -----------   -----------    -----------
CURRENT ASSETS:
  Cash and cash equivalents ..............................   $    (6,534)   $     4,363    $   126,188   $        --    $   124,017
  Short-term investments .................................            --          4,324        100,161            --        104,485
  Accounts receivable ....................................        47,379         19,943          3,022        (6,787)        63,557
  Inventory ..............................................         4,795             59             --            --          4,854
  Other ..................................................           666             26             --            --            692
                                                             -----------    -----------    -----------   -----------    -----------
          Total Current Assets ...........................        46,306         28,715        229,371        (6,787)       297,605
                                                             -----------    -----------    -----------   -----------    -----------
PROPERTY AND EQUIPMENT:
  Oil and gas properties .................................       865,485             31             --            --        865,516
  Unevaluated leasehold ..................................       128,519            (14)            --            --        128,505
  Other property and equipment ...........................        33,486          1,904         14,989            --         50,379
  Less: accumulated depreciation,
     depletion and amortization ..........................      (436,276)            --           (758)           --       (437,034)
                                                             -----------    -----------    -----------   -----------    -----------
                                                                 591,214          1,921         14,231            --        607,366
                                                             -----------    -----------    -----------   -----------    -----------
INVESTMENTS IN SUBSIDIARIES AND
  INTERCOMPANY ADVANCES ..................................           817             --        680,439      (681,256)            --
                                                             -----------    -----------    -----------   -----------    -----------
OTHER ASSETS .............................................         4,961            673         38,463            --         44,097
                                                             -----------    -----------    -----------   -----------    -----------
TOTAL ASSETS .............................................   $   643,298    $    31,309    $   962,504   $  (688,043)   $   949,068
                                                             ===========    ===========    ===========   ===========    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
  Notes payable and current
     maturities of long-term debt ........................   $     1,380    $        --    $        --   $        --    $     1,380
  Accounts payable and other .............................       122,241         17,527         11,965        (6,787)       144,946
                                                             -----------    -----------    -----------   -----------    -----------
          Total Current Liabilities ......................       123,621         17,527         11,965        (6,787)       146,326
                                                             -----------    -----------    -----------   -----------    -----------
LONG-TERM DEBT ...........................................            --             --        508,950            --        508,950
                                                             -----------    -----------    -----------   -----------    -----------
REVENUES AND ROYALTIES DUE
  OTHERS .................................................         6,903             --             --            --          6,903
                                                             -----------    -----------    -----------   -----------    -----------
DEFERRED INCOME TAXES ....................................            --             --             --            --             --
                                                             -----------    -----------    -----------   -----------    -----------
INTERCOMPANY PAYABLES ....................................       589,111          1,492             --      (590,603)            --
                                                             -----------    -----------    -----------   -----------    -----------
STOCKHOLDERS' EQUITY:
Common Stock .............................................            11              1            693            (2)           703
Other ....................................................       (76,348)        12,289        440,896       (90,651)       286,186
                                                             -----------    -----------    -----------   -----------    -----------
                                                                 (76,337)        12,290        441,589       (90,653)       286,889
                                                             -----------    -----------    -----------   -----------    -----------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY .................................................   $   643,298    $    31,309    $   962,504   $  (688,043)   $   949,068
                                                             ===========    ===========    ===========   ===========    ===========

                      CONDENSED CONSOLIDATING BALANCE SHEET
                               AS OF JUNE 30, 1996
                                ($ IN THOUSANDS)

                                     ASSETS

                                                                                NON-
                                                              GUARANTOR      GUARANTOR
                                                             SUBSIDIARIES   SUBSIDIARIES    COMPANY     ELIMINATIONS   CONSOLIDATED
                                                             -----------    -----------    -----------  -----------    -----------
CURRENT ASSETS:
  Cash and cash equivalents ..............................   $     4,061    $     2,751    $    44,826  $        --    $    51,638
  Accounts receivable ....................................        44,080          7,723             --       (1,589)        50,214
  Inventory ..............................................         4,947            216             --           --          5,163
  Other ..................................................         2,155              3             --           --          2,158
                                                             -----------    -----------    -----------  -----------    -----------
          Total Current Assets ...........................        55,243         10,693         44,826       (1,589)       109,173
                                                             -----------    -----------    -----------  -----------    -----------
PROPERTY AND EQUIPMENT:
  Oil and gas properties .................................       338,610         24,603             --           --        363,213
  Unevaluated leasehold ..................................       165,441             --             --           --        165,441
  Other property and equipment ...........................         9,608             61          8,493           --         18,162
  Less: accumulated depreciation,
     depletion and amortization ..........................       (87,193)        (8,007)          (442)          --        (95,642)
                                                             -----------    -----------    -----------  -----------    -----------
                                                                 426,466         16,657          8,051           --        451,174
                                                             -----------    -----------    -----------  -----------    -----------
INVESTMENTS IN SUBSIDIARIES AND
  INTERCOMPANY ADVANCES ..................................       519,386          8,132        382,388     (909,906)            --
                                                             -----------    -----------    -----------  -----------    -----------
OTHER ASSETS .............................................         2,310            940          8,738           --         11,988
                                                             -----------    -----------    -----------  -----------    -----------
TOTAL ASSETS .............................................   $ 1,003,405    $    36,422    $   444,003  $  (911,495)   $   572,335
                                                             ===========    ===========    ===========  ===========    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
  Notes payable and current maturities
     of long-term debt ...................................   $     3,846    $     2,880    $        29  $        --    $     6,755
  Accounts payable and other .............................        91,069          7,339          5,260       (1,589)       102,079
                                                             -----------    -----------    -----------  -----------    -----------
          Total Current Liabilities ......................        94,915         10,219          5,289       (1,589)       108,834
                                                             -----------    -----------    -----------  -----------    -----------
LONG-TERM DEBT ...........................................         2,113         10,020        256,298           --        268,431
                                                             -----------    -----------    -----------  -----------    -----------
REVENUES AND ROYALTIES DUE
  OTHERS .................................................         5,118             --             --           --          5,118
                                                             -----------    -----------    -----------  -----------    -----------
DEFERRED INCOME TAXES ....................................        23,950          1,335        (13,100)          --         12,185
                                                             -----------    -----------    -----------  -----------    -----------
INTERCOMPANY PAYABLES ....................................       824,307          8,182         73,647     (906,136)            --
                                                             -----------    -----------    -----------  -----------    -----------
STOCKHOLDERS' EQUITY:
  Common Stock ...........................................           117              2          2,891           (2)         3,008
  Other ..................................................        52,885          6,664        118,978       (3,768)       174,759
                                                             -----------    -----------    -----------  -----------    -----------
                                                                  53,002          6,666        121,869       (3,770)       177,767
                                                             -----------    -----------    -----------  -----------    -----------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY .................................................   $ 1,003,405    $    36,422    $   444,003  $  (911,495)   $   572,335
                                                             ===========    ===========    ===========  ===========    ===========

                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                                ($ IN THOUSANDS)

                                                                             NON-
                                                            GUARANTOR     GUARANTOR
                                                          SUBSIDIARIES   SUBSIDIARIES     COMPANY     ELIMINATIONS   CONSOLIDATED
                                                           -----------    -----------    -----------   -----------    -----------
FOR THE SIX MONTHS ENDED DECEMBER 31, 1997:
REVENUES:
Oil and gas sales ......................................   $    93,384    $     1,199    $        --   $     1,074    $    95,657
Oil and gas marketing sales ............................            --        101,689             --       (43,448)        58,241
Interest and other .....................................           515            192        110,751       (32,492)        78,966
                                                           -----------    -----------    -----------   -----------    -----------
Total Revenues .........................................        93,899        103,080        110,751       (74,866)       232,864
                                                           -----------    -----------    -----------   -----------    -----------
COSTS AND EXPENSES:
Production expenses and taxes ..........................         9,905            189             --            --         10,094
Oil and gas marketing expenses .........................            --        100,601             --       (42,374)        58,227
Impairment of oil and gas properties ...................        96,000         14,000             --            --        110,000
Oil and gas depreciation, depletion and amortization ...        59,758            650             --            --         60,408
Other depreciation and amortization ....................         1,383             40            991            --          2,414
General and administrative .............................         4,598          1,132            117            --          5,847
Interest ...............................................        27,481             39         22,420       (32,492)        17,448
                                                           -----------    -----------    -----------   -----------    -----------
Total Costs & Expenses .................................       199,125        116,651         23,528       (74,866)       264,438
                                                           -----------    -----------    -----------   -----------    -----------
INCOME (LOSS) BEFORE INCOME TAXES AND EXTRAORDINARY
ITEM ...................................................      (105,226)       (13,571)        87,223            --        (31,574)
INCOME TAX EXPENSE (BENEFIT) ...........................            --             --             --            --             --
                                                           -----------    -----------    -----------   -----------    -----------
NET INCOME (LOSS) BEFORE EXTRAORDINARY ITEM ............   $  (105,226)   $   (13,571)   $    87,223   $        --    $   (31,574)
                                                           ===========    ===========    ===========   ===========    ===========

                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                                ($ IN THOUSANDS)

                                                                             NON-
                                                            GUARANTOR      GUARANTOR
                                                           SUBSIDIARIES   SUBSIDIARIES    COMPANY     ELIMINATIONS   CONSOLIDATED
                                                           -----------    -----------    -----------  -----------    -----------
FOR THE YEAR ENDED JUNE 30, 1997:
REVENUES:
Oil and gas sales ......................................   $   191,303    $        --   $        --    $     1,617    $   192,920
Oil and gas marketing sales ............................            --        145,942            --        (69,770)        76,172
Interest and other .....................................           778            749        49,224        (39,528)        11,223
                                                           -----------    -----------   -----------    -----------    -----------
Total Revenues .........................................       192,081        146,691        49,224       (107,681)       280,315
                                                           -----------    -----------   -----------    -----------    -----------
COSTS AND EXPENSES:
Production expenses and taxes ..........................        15,107             --            --             --         15,107
Oil and gas marketing expenses .........................            --        143,293            --        (68,153)        75,140
Impairment of oil and gas properties ...................       236,000             --            --             --        236,000
Oil and gas depreciation, depletion and amortization ...       103,264             --            --             --        103,264
Other depreciation and amortization ....................         2,152             80         1,550             --          3,782
General and administrative .............................         6,313            921         1,568             --          8,802
Interest ...............................................        37,644             10        20,424        (39,528)        18,550
                                                           -----------    -----------   -----------    -----------    -----------
Total Costs & Expenses .................................       400,480        144,304        23,542       (107,681)       460,645
                                                           -----------    -----------   -----------    -----------    -----------
INCOME (LOSS) BEFORE INCOME TAXES AND EXTRAORDINARY
ITEM ...................................................      (208,399)         2,387        25,682             --       (180,330)
INCOME TAX EXPENSE (BENEFIT) ...........................        (4,129)            47           509             --         (3,573)
                                                           -----------    -----------   -----------    -----------    -----------
NET INCOME (LOSS) BEFORE EXTRAORDINARY ITEM ............      (204,270)         2,340        25,173             --       (176,757)
                                                           -----------    -----------   -----------    -----------    -----------

EXTRAORDINARY ITEM:
  Loss on early extinguishment of debt, net of
  applicable income tax ................................          (769)            --        (5,851)            --         (6,620)
                                                           -----------    -----------   -----------    -----------    -----------

NET INCOME (LOSS) ......................................   $  (205,039)   $     2,340   $    19,322    $        --    $  (183,377)
                                                           ===========    ===========   ===========    ===========    ===========

FOR THE YEAR ENDED JUNE 30, 1996:
REVENUES:
  Oil and gas sales ....................................   $   103,712    $     6,884   $        --    $       253    $   110,849
  Gas marketing sales ..................................            --         34,973            --         (6,545)        28,428
  Oil and gas service operations .......................         6,314             --            --             --          6,314
  Interest and other ...................................         1,917            238         1,676             --          3,831
                                                           -----------    -----------   -----------    -----------    -----------
                                                               111,943         42,095         1,676         (6,292)       149,422
                                                           -----------    -----------   -----------    -----------    -----------
COSTS AND EXPENSES:
  Production expenses and taxes ........................         7,557            746            --             --          8,303
  Gas marketing expenses ...............................            --         33,744            --         (6,292)        27,452
  Oil and gas service operations .......................         4,895             --            --             --          4,895
  Oil and gas depreciation, depletion and amortization .        48,333          2,566            --             --         50,899
  Other depreciation and amortization ..................         1,924             73         1,160             --          3,157
  General and administrative ...........................         3,683            496           649             --          4,828
  Interest and other ...................................           508            711        12,460             --         13,679
                                                           -----------    -----------   -----------    -----------    -----------
                                                                66,900         38,336        14,269         (6,292)       113,213
                                                           -----------    -----------   -----------    -----------    -----------
  Income (loss) before income taxes ....................        45,043          3,759       (12,593)            --         36,209
  Income tax expense (benefit) .........................        15,990          1,335        (4,471)            --         12,854
                                                           -----------    -----------   -----------    -----------    -----------
  Net income (loss) ....................................   $    29,053    $     2,424   $    (8,122)   $        --    $    23,355
                                                           ===========    ===========   ===========    ===========    ===========

FOR THE YEAR ENDED JUNE 30, 1995:
REVENUES:
  Oil and gas sales ....................................   $    55,417    $     1,566   $        --    $        --    $    56,983
  Oil and gas service operations .......................         8,836             --            --             --          8,836
  Interest and other ...................................         1,394             --           130             --          1,524
                                                           -----------    -----------   -----------    -----------    -----------
                                                                65,647          1,566           130             --         67,343
                                                           -----------    -----------   -----------    -----------    -----------
COSTS AND EXPENSES:
  Production expenses and taxes ........................         4,045            211            --             --          4,256
  Oil and gas service operations .......................         7,747             --            --             --          7,747
  Oil and gas depreciation, depletion and amortization .        24,775            635            --             --         25,410
  Other depreciation and amortization ..................         1,245              5           515             --          1,765
  General and administrative ...........................         2,620             58           900             --          3,578
  Interest and other ...................................           570            184         5,873             --          6,627
                                                           -----------    -----------   -----------    -----------    -----------
                                                                41,002          1,093         7,288             --         49,383
                                                           -----------    -----------   -----------    -----------    -----------
  Income (loss) before income taxes ....................        24,645            473        (7,158)            --         17,960
  Income tax expense (benefit) .........................         8,639            165        (2,505)            --          6,299
                                                           -----------    -----------   -----------    -----------    -----------
  Net Income (loss) ....................................   $    16,006    $       308   $    (4,653)   $        --    $    11,661
                                                           ===========    ===========   ===========    ===========    ===========

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                                ($ IN THOUSANDS)

                                                                        NON-
                                                      GUARANTOR      GUARANTOR
                                                     SUBSIDIARIES   SUBSIDIARIES    COMPANY    ELIMINATIONS   CONSOLIDATED
                                                     ------------   ------------   ----------  ------------   ------------
FOR THE SIX MONTHS ENDED DECEMBER 31, 1997:
CASH FLOWS FROM OPERATING ACTIVITIES.............      $  28,598      $(10,842)    $  121,401    $     --     $ 139,157
                                                       ---------      --------     ----------    --------     ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Oil and gas properties.........................       (189,772)           17             --          --      (189,755)
  Proceeds from sale of assets...................          2,520            --             --          --         2,520
  Investment in service operations...............           (200)           --             --          --          (200)
  Other investments..............................        (26,472)           --         99,380          --        72,908
  Other additions................................        (22,864)        1,340           (453)         --       (21,977)
                                                       ---------      --------     ----------    --------     ---------
                                                        (236,788)        1,357         98,927          --      (136,504)
                                                       ---------      --------     ----------    --------     ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends paid on common stock.................             --            --         (2,810)         --        (2,810)
  Exercise of stock options......................             --            --            322          --           322
  Other financing................................             --          (322)            --          --          (322)
  Intercompany advances, net.....................        214,135        19,443       (233,578)         --            --
                                                       ---------      --------     ----------    --------     ---------
                                                         214,135        19,121       (236,066)         --        (2,810)
                                                       ---------      --------     ----------    --------     ---------
Net increase (decrease) in cash and cash
  equivalents....................................          5,945         9,636        (15,738)         --          (157)
Cash, beginning of period........................         (6,534)        4,363        126,188          --       124,017
                                                       ---------      --------     ----------    --------     ---------
Cash, end of period..............................      $    (589)     $ 13,999     $  110,450    $     --     $ 123,860
                                                       =========      ========     ==========    ========     =========

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                                ($ IN THOUSANDS)

                                                                             NON-
                                                            GUARANTOR      GUARANTOR
                                                           SUBSIDIARIES   SUBSIDIARIES    COMPANY     ELIMINATIONS   CONSOLIDATED
                                                           -----------    -----------    -----------  -----------    -----------
FOR THE YEAR ENDED JUNE 30, 1997:
CASH FLOWS FROM OPERATING ACTIVITIES ...................   $   165,850    $   (11,008)   $   (70,753)   $        --    $    84,089
                                                           -----------    -----------    -----------    -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Oil and gas properties ...............................      (468,519)            57             --             --       (468,462)
  Proceeds from sale of assets .........................         9,523             --             --             --          9,523
  Investment in service operations .....................        (3,048)            --             --             --         (3,048)
  Long-term loans to third parties .....................        (2,000)            --        (18,000)            --        (20,000)
  Other investments ....................................            --             --         (8,000)            --         (8,000)
  Other additions ......................................       (24,318)        (1,999)        (7,550)            --        (33,867)
                                                           -----------    -----------    -----------    -----------    -----------
                                                              (488,362)        (1,942)       (33,550)            --       (523,854)
                                                           -----------    -----------    -----------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings .............................        50,000             --        292,626             --        342,626
  Payments on borrowings ...............................      (118,901)            --           (680)            --       (119,581)
  Exercise of stock options ............................            --             --          1,387             --          1,387
  Issuance of common stock .............................            --             --        288,091             --        288,091
  Other financing ......................................            --             --           (379)            --           (379)
  Intercompany advances, net ...........................       380,735         14,645       (395,380)            --             --
                                                           -----------    -----------    -----------    -----------    -----------
                                                               311,834         14,645        185,665             --        512,144
                                                           -----------    -----------    -----------    -----------    -----------
Net increase (decrease) in cash and cash
  equivalents ..........................................       (10,678)         1,695         81,362             --         72,379
Cash, beginning of period ..............................         4,144          2,668         44,826             --         51,638
                                                           -----------    -----------    -----------    -----------    -----------
Cash, end of period ....................................   $    (6,534)   $     4,363    $   126,188    $        --    $   124,017
                                                           ===========    ===========    ===========    ===========    ===========

FOR THE YEAR ENDED JUNE 30, 1996:
CASH FLOWS FROM OPERATING ACTIVITIES ...................   $   126,868    $     4,204    $   (10,100)   $        --    $   120,972
                                                           -----------    -----------    -----------    -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Oil and gas properties ...............................      (341,246)        (6,099)            --          5,300       (342,045)
  Proceeds from sales ..................................        12,165             --             --         (5,300)         6,865
  Investment in gas marketing company ..................            --            266           (629)            --           (363)
  Other additions ......................................        (4,683)          (109)        (4,054)            --         (8,846)
                                                           -----------    -----------    -----------    -----------    -----------
                                                              (333,764)        (5,942)        (4,683)            --       (344,389)
                                                           -----------    -----------    -----------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings .............................        40,350         10,300        116,017             --        166,667
  Payments on borrowings ...............................       (45,397)        (3,200)           (37)            --        (48,634)
  Exercise of stock options ............................            --             --          1,989             --          1,989
  Issuance of common stock .............................            --             --         99,498             --         99,498
  Intercompany advances, net ...........................       162,777         (2,616)      (160,161)            --             --
                                                           -----------    -----------    -----------    -----------    -----------
                                                               157,730          4,484         57,306             --        219,520
                                                           -----------    -----------    -----------    -----------    -----------
Net increase (decrease) in cash and cash
  equivalents ..........................................       (49,166)         2,746         42,523             --         (3,897)
Cash, beginning of period ..............................        53,227              5          2,303             --         55,535
                                                           -----------    -----------    -----------    -----------    -----------
Cash, end of period ....................................   $     4,061    $     2,751    $    44,826    $        --    $    51,638
                                                           ===========    ===========    ===========    ===========    ===========

FOR THE YEAR ENDED JUNE 30, 1995:
CASH FLOWS FROM OPERATING ACTIVITIES ...................   $    60,049    $       305    $    (4,692)   $      (931)   $    54,731
                                                           -----------    -----------    -----------    -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Oil and gas properties ...............................      (113,722)        (4,109)            --             --       (117,831)
  Proceeds from sales ..................................        24,557             --             --        (11,500)        13,057
  Purchase of oil and gas properties ...................            --        (11,500)            --         11,500             --
  Other additions ......................................        (7,929)            --             --             --         (7,929)
                                                           -----------    -----------    -----------    -----------    -----------
                                                               (97,094)       (15,609)            --             --       (112,703)
                                                           -----------    -----------    -----------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings .............................        30,034         11,500         87,300             --        128,834
  Payments on borrowings ...............................       (32,032)          (700)           362             --        (32,370)
  Intercompany advances, net ...........................        78,324          4,509        (83,764)           931             --
  Other financing ......................................            --             --            818             --            818
                                                           -----------    -----------    -----------    -----------    -----------
                                                                76,326         15,309          4,716            931         97,282
                                                           -----------    -----------    -----------    -----------    -----------
Net increase (decrease) in cash and cash
  equivalents ..........................................        39,281              5             24             --         39,310
Cash, beginning of period ..............................        13,946             --          2,279             --         16,225
                                                           -----------    -----------    -----------    -----------    -----------
Cash, end of period ....................................   $    53,227    $         5    $     2,303    $        --    $    55,535
                                                           ===========    ===========    ===========    ===========    ===========

3. NOTES PAYABLE AND LONG-TERM DEBT

Notes payable and long-term debt consist of the following:

                                                                                                    JUNE 30,
                                                                              DECEMBER 31,   --------------------
                                                                                  1997          1997       1996
                                                                               ---------     ---------  ---------
                                                                                       ($ IN THOUSANDS)
  7.875% Senior Notes (see Note 2).....................................        $ 150,000     $ 150,000  $      --
  Discount on 7.875% Senior Notes......................................             (106)         (115)        --
  8.5% Senior Notes (see Note 2).......................................          150,000       150,000         --
  Discount on 8.5% Senior Notes........................................             (833)         (862)        --
  9.125% Senior Notes (see Note 2).....................................          120,000       120,000    120,000
  Discount on 9.125% Senior Notes......................................              (69)          (73)       (81)
  10.5% Senior Notes (see Note 2)......................................           90,000        90,000     90,000
  12% Senior Notes.....................................................               --            --     47,500
  Discount on 12% Senior Notes.........................................               --            --     (1,772)
  Term note payable to Union Bank collateralized by CGDC,
     not guaranteed by the Company, variable interest at
     Union Bank's base rate (8.25% per annum at June 30,
     1996), or at Eurodollar rate +1.875% collateralized by
     CGDC's producing oil and gas properties, payable in
     monthly installments through November 2002........................               --            --     12,900
  Note payable to a vendor, collateralized by oil and gas
     tubulars, payments due 60 days from shipment of the
     tubulars..........................................................               --         1,380      3,156
  Note payable to a bank, variable interest at a referenced
     base rate + 1.75% (10% per annum at June 30, 1996),
     collateralized by office buildings, payments due in
     monthly installments through May 1998.............................               --            --        680
  Notes payable to various entities to acquire oil service
     equipment, interest varies from 7% to 11% per annum,
     collateralized by equipment.......................................               --            --      1,212
  Other collateralized.................................................               --            --      1,469
  Other unsecured......................................................               --            --        122
                                                                               ---------     ---------  ---------
  Total notes payable and long-term debt...............................          508,992       510,330    275,186
  Less-- Current maturities............................................               --        (1,380)    (6,755)
                                                                               ---------     ---------  ---------
  Notes payable and long-term debt, net of current
     maturities........................................................        $ 508,992     $ 508,950  $ 268,431
                                                                               =========     =========  =========

    The aggregate scheduled maturities of notes payable and long-term debt for the next five fiscal years ending December 31, 2002 and thereafter were as follows as of December 31, 1997 (in thousands of dollars):

  1998.....................................................     $      --
  1999.....................................................            --
  2000.....................................................            --
  2001.....................................................            --
  2002.....................................................        90,000
  After 2002...............................................       418,992
                                                                ---------
                                                                $ 508,992
                                                                =========

    In January 1998, the Company arranged a $500 million revolving credit facility with a group of commercial banks. The facility has an initial committed borrowing base of $200 million ($168 million until the acquisition of DLB Oil & Gas, Inc. (see Footnote 14) is consummated), of which $120 million was used to pay off bank debt assumed in the acquisition of Hugoton Energy Corporation (see footnote 14) on March 10, 1998 and the remainder is anticipated to be used for other acquisitions. The borrowing base can be expanded as other acquisitions create collateral value. Borrowings under the facility are collateralized by CAC's pledge of its subsidiaries capital stock and bear interest currently at a rate equal to the Eurodollar rate plus 1.5%.

    During the quarter ended December 31, 1996, the Company exercised its covenant defeasance rights with respect to all of its outstanding $47.5 million of 12% Senior Notes due 2001. A combination of cash and non-callable U.S. Government Securities in the amount of $55.0 million was irrevocably deposited in trust to satisfy the Company's obligations, including accrued but unpaid interest through the date of defeasance of $1.3 million.

4. CONTINGENCIES AND COMMITMENTS

    The Company and certain of its officers and directors are defendants in a consolidated class action suit alleging violations of the Securities Exchange Act of 1934. The plaintiffs assert that the defendants made material misrepresentations and failed to disclose material facts about the success of the Company's exploration efforts in the Louisiana Trend. As a result, the complaint alleges the price of the Company's common stock was artificially inflated from January 25, 1996 until June 27, 1997, when the Company issued a press release announcing disappointing drilling results in the Louisiana Trend and a full-cost ceiling writedown to be reflected in its June 30, 1997 financial statements. The plaintiffs further allege that certain of the named individual defendants sold common stock during the class period when they knew or should have known adverse nonpublic information. The plaintiffs seek a determination that the suit is a proper class action and damages in an unspecified amount, together with interest and costs of litigation, including attorneys' fees. The Company and the individual defendants believe that these claims are without merit, and intend to defend against them vigorously. No estimate of loss or range of estimate of loss, if any, can be made at this time.

    Various purported class actions alleging violations of the Securities Act of 1933 and the Oklahoma Securities Act have been filed against the Company and others on behalf of investors who purchased common stock of Bayard Drilling Technologies, Inc. ("Bayard"), in its initial public offering in November 1997. Total proceeds of the offering were $254 million, of which the Company received net proceeds of $90.2 million. Plaintiffs allege that the Company, a major customer of Bayard's drilling services and the owner of 30.1% of Bayard's common stock outstanding prior to the offering, was a controlling person of Bayard. Plaintiffs assert that the Bayard prospectus contained material omissions and misstatements relating to (i) the Company's financial "hardships" and their significance on Bayard's business, (ii) increased costs associated with Bayard's growth strategy and (iii) undisclosed pending related-party transactions between Bayard and third parties other than the Company. The alleged defective disclosures are claimed to have resulted in a decline in Bayard's share price following the public offering. Each plaintiff seeks a determination that the suit is a proper class action and damages in an unspecified amount or rescission, together with interest and costs of litigation, including attorneys' fees. The Company believes that these actions are without merit and intends to defend against them vigorously. No estimate of loss or range of estimate of loss, if any, can be made at this time.

    In October 1996, Union Pacific Resources Company ("UPRC") sued the Company alleging infringement of a patent for a drilling method, tortious interference with confidentiality contracts between UPRC and certain of its former employees and misappropriation of proprietary information of UPRC. UPRC's claims against the Company are based on services provided to the Company by a third party vendor controlled by former UPRC employees. UPRC is seeking injunctive relief, damages of an unspecified amount, including actual, enhanced, consequential and punitive damages, interest, costs and attorneys' fees. The Company believes that it has meritorious defenses to UPRC's allegations and has requested the court to declare the UPRC patent invalid. The Company has also filed a motion to construe UPRC's patent claims and various motions for summary judgment. No estimate of a probable loss or range of estimate of a probable loss, if any, can be made at this time; however, in reports filed in the proceeding, experts for UPRC claim that damages could be as much as $18 million while Company experts state that the amount should not exceed $25,000, in each case based on a reasonable royalty.

    The Company is currently involved in various other routine disputes incidental to its business operations. While it is not possible to determine the ultimate disposition of these matters, management, after consultation with legal counsel, is of the opinion that the final resolution of all such currently pending or threatened litigation is not likely to have a material adverse effect on the consolidated financial position or results of operations of the Company.

    The Company has employment contracts with its two principal shareholders and its chief financial officer and various other senior management personnel which provide for annual base salaries, bonus compensation and various benefits. The contracts provide for the continuation of salary and benefits for the respective terms of the agreements in the event of termination of employment without cause. These agreements expire at various times from June 30, 1998 through June 30, 2000.

    Due to the nature of the oil and gas business, the Company and its subsidiaries are exposed to possible environmental risks. The Company has implemented various policies and procedures to avoid environmental contamination and risks from environmental contamination. The Company is not aware of any potential material environmental issues or claims.

    As of December 31, 1997, the Company had guaranteed $1.8 million of debt owed by Peak.

    On December 16, 1997, the Company acquired AnSon Production Corporation ("AnSon"), a privately owned oil and gas producer based in Oklahoma City. Consideration for this acquisition was approximately $43 million consisting of the issuance of 3,792,724 shares of Chesapeake's common stock and cash consideration in accordance with the terms of the merger agreement. The Company has accrued $15.5 million as the estimated cash payment which will be made during 1998.

    The Company is in the process of acquiring various proved oil and gas reserves through mergers or through purchases of oil and gas properties. Upon the closing of each of these acquisitions, the Company will issue either cash or a combination of cash and Chesapeake common stock as consideration for the assets and liabilities being acquired. See Note 14 -- Subsequent Events and Pending Transactions.

5. INCOME TAXES

    The components of the income tax provision (benefit) for each of the periods are as follows:

                                                  SIX MONTHS ENDED        YEAR ENDED JUNE 30,
                                                    DECEMBER 31,   ----------------------------
                                                        1997         1997      1996       1995
                                                  ---------------  -------   --------   -------
                                                                  ($ IN THOUSANDS)
Current............................................  $      --     $    --   $     --   $    --
Deferred...........................................         --      (3,573)    12,854     6,299
                                                     ---------     -------   --------   -------
          Total....................................  $      --     $(3,573)  $ 12,854   $ 6,299
                                                     =========     =======   ========   =======

    The effective income tax expense (benefit) differed from the computed "expected" federal income tax expense (benefit) on earnings before income taxes for the following reasons:

                                                  SIX MONTHS ENDED        YEAR ENDED JUNE 30,
                                                    DECEMBER 31,     ------------------------------
                                                        1997           1997       1996       1995
                                                      --------       --------    --------    ------
Computed "expected" income tax provision (benefit)..  $(11,051)      $(63,116)   $ 12,673    $6,286
Tax percentage depletion............................       (48)          (294)       (238)     (144)
Valuation allowance.................................    13,818         64,116          --        --
State income taxes and other........................    (2,719)        (4,279)        419       157
                                                      --------       --------    --------    ------
                                                      $     --       $ (3,573)   $ 12,854    $6,299
                                                      ========       ========    ========    ======

    Deferred income taxes are provided to reflect temporary differences in the basis of net assets for income tax and financial reporting purposes. The tax effected temporary differences and tax loss carryforwards which comprise deferred taxes are as follows:

                                                     SIX MONTHS ENDED        YEAR ENDED JUNE 30,
                                                       DECEMBER 31,    ---------------------------------
                                                           1997           1997        1996       1995
                                                        ---------      ---------   ---------   ---------
                                                                      ($ IN THOUSANDS)
Deferred tax liabilities:
Acquisition, exploration and development costs and
  related depreciation, depletion and
  amortization.......................................   $ (49,657)     $ (49,831)  $ (63,725)  $ (31,220)
Deferred tax assets:
Net operating loss carryforwards.....................     126,485        112,889      50,776      23,414
Percentage depletion carryforward....................       1,106          1,058         764         526
                                                        ---------      ---------   ---------   ---------
                                                          127,591        113,947      51,540      23,940
                                                        ---------      ---------   ---------   ---------
Net deferred tax asset (liability)...................      77,934         64,116     (12,185)     (7,280)
Less: Valuation allowance............................     (77,934)       (64,116)         --          --
                                                        ---------      ---------   ---------   ---------
Total deferred tax asset (liability).................   $      --      $      --   $ (12,185)  $  (7,280)
                                                        =========      =========   =========   =========

    SFAS 109 requires that the Company record a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized. In the Transition Period and the fourth quarter of fiscal 1997, the Company recorded a $110 million writedown and a $236 million writedown, respectively, related to the impairment of oil and gas properties. The writedowns and significant tax net operating loss carryforwards (caused primarily by expensing intangible drilling costs for tax purposes) resulted in a net deferred tax asset at December 31, 1997 and June 30, 1997. Management believes it is more likely than not that the Company will generate future tax net operating losses for at least the next five years, based in part on the Company's continued drilling efforts. Therefore, the Company has recorded a valuation allowance equal to the net deferred tax asset.

    At December 31, 1997, the Company had regular tax net operating loss carryforwards of approximately $337 million and alternative minimum tax net operating loss carryforwards of approximately $83 million. These loss carryforward amounts will expire during the years 2007 through 2012. The Company also had a percentage depletion carryforward of approximately $2.9 million at December 31, 1997, which is available to offset future federal income taxes payable and has no expiration date.

    In accordance with certain provisions of the Tax Reform Act of 1986, a change of greater than 50% of the beneficial ownership of the Company within a three-year period (an "Ownership Change") would place an annual limitation on the Company's ability to utilize its existing tax carryforwards. Under regulations issued by the Internal Revenue Service, the Company has had an Ownership Change. However, management believes this will not result in a significant limitation of the utilization of the tax carryforwards.

6. RELATED PARTY TRANSACTIONS

    Certain directors, shareholders and employees of the Company have acquired working interests in certain of the Company's oil and gas properties. The owners of such working interests are required to pay their proportionate share of all costs. As of December 31, 1997 and June 30, 1997, 1996 and 1995, the Company had accounts receivable from such parties of $4.2 million, $7.4 million, $2.9 million and $4.4 million, respectively.

    During the six months ended December 31, 1997 and during fiscal 1997, 1996 and 1995, the Company incurred legal expenses of $388,000, $207,000, $347,000 and $516,000, respectively, for legal services provided by a law firm of which a director is a member.

7. EMPLOYEE BENEFIT PLANS

    The Company maintains the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan, a 401(k) profit sharing plan. Eligible employees may make voluntary contributions to the plan which are matched by the Company for up to 10% of the employee's annual salary with the Company's common stock. The amount of employee contribution is limited as specified in the plan. The Company may, at its discretion, make additional contributions to the plan. The Company contributed $418,000, $603,000, $187,000 and $95,000 to the plan during the six months ended December 31, 1997 and the fiscal years ended June 30, 1997, 1996 and 1995, respectively.

8. MAJOR CUSTOMERS

    Sales to individual customers constituting 10% or more of total oil and gas sales were as follows:

                                                                                         PERCENT OF
        SIX MONTHS ENDED DECEMBER 31,                                AMOUNT           OIL AND GAS SALES
        -----------------------------                            --------------       -----------------
                                                                ($ IN THOUSANDS)
     1997          Aquila Southwest Pipeline Corporation           $20,138                   21%
                   Koch Oil Company                                $18,594                   19%
                   GPM Gas Corporation                             $12,610                   13%

         FISCAL YEAR ENDED JUNE 30,

      1997         Aquila Southwest Pipeline Corporation           $53,885                   28%
                   Koch Oil Company                                $29,580                   15%
                   GPM Gas Corporation                             $27,682                   14%

      1996         Aquila Southwest Pipeline Corporation           $41,900                   38%
                   GPM Gas Corporation                             $28,700                   26%
                   Wickford Energy Marketing, L.C.                 $18,500                   17%

      1995         Aquila Southwest Pipeline Corporation           $18,548                   33%
                   Wickford Energy Marketing, L.C.                 $15,704                   28%
                   GPM Gas Corporation                             $11,686                   21%

    Management believes that the loss of any of the above customers would not have a material impact on the Company's results of operations or its financial position.

9. STOCKHOLDERS' EQUITY AND STOCK BASED COMPENSATION

    On December 16, 1997, Chesapeake acquired AnSon, a privately owned oil and gas producer based in Oklahoma City. Consideration for this acquisition was approximately $43 million consisting of the issuance of 3,792,724 shares of Chesapeake common stock and cash consideration in accordance with the terms of the merger agreement.

    On December 2, 1996, the Company completed a public offering of 8,972,000 shares of Common Stock at a price of $33.63 per share, resulting in net proceeds to the Company of approximately $288.1 million.

    On April 12, 1996, the Company completed a public offering of 5,989,500 shares of Common Stock at a price of $17.67 per share, resulting in net proceeds to the Company of approximately $99.4 million.

    A 2-for-1 stock split of the Common Stock in December 1994, and in December 1996, and a 3-for-2 stock split of the Common Stock in December 1995 and in June 1996 have been given retroactive effect in these financial statements.

Stock Option Plans

    Under the Company's 1992 Incentive Stock Option Plan (the "ISO Plan"), options to purchase Common Stock may be granted only to employees of the Company and its subsidiaries. Subject to any adjustment as provided by the ISO Plan, the aggregate number of shares which may be issued and sold may not exceed 3,762,000 shares. The maximum period for exercise of an option may not be more than 10 years (or five years for an optionee who owns more than 10% of the Common Stock) from the date of grant, and the exercise price may not be less than the fair market value of the shares underlying the options on the date of grant (or 110% of such value for an optionee who owns more than 10% of the Common Stock). Options granted become exercisable at dates determined by the Stock Option Committee of the Board of Directors. No options could be granted under the ISO Plan after December 16, 1994.

    Under the Company's 1992 Nonstatutory Stock Option Plan (the "NSO Plan"), non-qualified options to purchase Common Stock may be granted only to directors and consultants of the Company. Subject to any adjustment as provided by the NSO Plan, the aggregate number of shares which may be issued and sold may not exceed 3,132,000 shares. The maximum period for exercise of an option may not be more than 10 years from the date of grant, and the exercise price may not be less than the fair market value of the shares underlying the options on the date of grant. Options granted become exercisable at dates determined by the Stock Option Committee of the Board of Directors. No options can be granted under the NSO Plan after December 10, 2002.

    Under the Company's 1994 Stock Option Plan (the "1994 Plan"), and its 1996 Stock Option Plan (the "1996 Plan"), incentive and nonqualified stock options to purchase Common Stock may be granted to employees and consultants of the Company and its subsidiaries. Subject to any adjustment as provided by the respective plans, the aggregate number of shares which may be issued and sold may not exceed 4,886,910 shares under the 1994 Plan and 6,000,000 shares under the 1996 Plan. The maximum period for exercise of an option may not be more than 10 years from the date of grant and the exercise price may not be less than 75% of the fair market value of the shares underlying the options on the date of grant. Options granted become exercisable at dates determined by the Stock Option Committee of the Board of Directors. No options can be granted under the 1994 Plan after December 16, 2004 or under the 1996 Plan after October 14, 2006.

    The Company has elected to follow APB No. 25, Accounting for Stock Issued to Employees and related interpretations in accounting for its employee stock options. Under APB No. 25, compensation expense is recognized for the difference between the option price and market value on the measurement date. No compensation expense has been recognized because the exercise price of the stock options equaled the market price of the underlying stock on the date of grant.

    Pro forma information regarding net income and earnings per share is required by SFAS No. 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method of the statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for the six months ended December 31, 1997 and fiscal 1997 and 1996, respectively: interest rates (zero-coupon U.S. government issues with a remaining life equal to the expected term of the options) of 6.45%, 6.74% and 6.21%; dividend yields of 0.9%, 0.9% and 0.9%; volatility factors of the expected market price of the Company's common stock of .67, .60 and .60; and weighted-average expected life of the options of four years.

    The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

The Company's pro forma information follows:

                                                SIX MONTHS ENDED      YEAR ENDED JUNE 30,
                                                   DECEMBER 31,    ------------------------
                                                       1997           1997          1996
                                                -----------------  ----------    ----------
                                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net Income (Loss)
  As reported...........................           $  (31,574)     $ (183,377)     $ 23,355
  Pro forma.............................              (35,084)       (190,160)       22,081
Earnings (Loss) per Share
  As reported...........................           $    (0.45)     $    (2.79)     $   0.40
  Pro forma.............................                (0.50)          (2.89)         0.38

[CAPTION]

    For purposes of the pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period, which is four years. Because the Company's stock options vest over four years and additional awards are typically made each year, the above pro forma disclosures are not likely to be representative of the effects on pro forma net income for future years. A summary of the Company's stock option activity and related information follows:

                                                  SIX MONTHS ENDED DECEMBER 31,
                                                           1997
                                                  --------------------------
                                                               WEIGHTED-AVG
                                                   OPTIONS    EXERCISE PRICE
                                                  ----------  --------------
Outstanding Beginning of Period                    7,903,659    $     7.09
Granted                                            3,362,207          8.29
Exercised                                           (219,349)         3.13
Forfeited                                         (2,716,136)        13.87
                                                  ----------    ----------
Outstanding End of Period                          8,330,381          5.49
                                                  ----------    ----------
Exercisable End of Period                          3,838,869
                                                  ----------
Shares Authorized for Future Grants                4,585,973
                                                  ----------
Fair Value of Options Granted During the Period                 $     4.98
                                                                ----------

                                                                         YEAR ENDED JUNE 30,
                                        ---------------------------------------------------------------------------------
                                                   1997                         1996                        1995
                                        --------------------------  --------------------------- -------------------------
                                                     WEIGHTED-AVG                WEIGHTED-AVG               WEIGHTED-AVG
                                          OPTIONS   EXERCISE PRICE   OPTIONS    EXERCISE PRICE   OPTIONS   EXERCISE PRICE
                                        ---------   --------------  ---------   --------------  --------   --------------
Outstanding Beginning of Year            7,602,884      $  4.66      6,828,592      $ 1.97      5,033,340      $ 0.72
Granted                                  3,564,884        19.35      2,426,850        9.98      3,185,550        3.38
Exercised                               (1,197,998)        1.95     (1,574,046)       1.31     (1,288,732)       0.67
Forfeited                               (2,066,111)       22.26        (78,512)       2.61       (101,566)       0.92
                                         ----------     -------      ---------      ------      ---------      ------
Outstanding End of Year                  7,903,659         7.09      7,602,884        4.66      6,828,592        1.97
                                         ---------      -------      ---------      ------      ---------      ------
Exercisable End of Year                  3,323,824                   2,974,386                  2,489,742
                                         ---------                   ---------                  ---------
Shares Authorized for Future Grants      5,212,056                     713,826                  3,102,982
                                         ---------                   ---------                  ---------
Fair Value of Options Granted During
the Year                                                $  7.51                     $ 4.84                       N/A
                                                        -------                     ------                     ------

    The following table summarizes information about stock options outstanding at December 31, 1997:

                                        OPTIONS OUTSTANDING                             OPTIONS EXERCISABLE
                         -----------------------------------------------         ------------------------------
                            NUMBER          WEIGHTED-AVG.                            NUMBER
          RANGE OF        OUTSTANDING         REMAINING         WEIGHTED-AVG.      EXERCISABLE    WEIGHTED-AVG.
       EXERCISE PRICES     12/31/97       CONTRACTUAL LIFE     EXERCISE PRICE       12/31/97     EXERCISE PRICE
      ------------------ -----------    -------------------    ----------------  -------------   --------------
       $ 0.56-$ 0.71      1,010,675             5.04               $  0.61         1,010,675         $  0.61
       $ 0.78-$ 1.33        562,500             4.47               $  1.12           562,500         $  1.12
       $ 2.25-$ 2.25      1,048,207             6.80               $  2.25           687,982         $  2.25
       $ 2.43-$ 4.92        408,689             6.92               $  3.15           394,159         $  3.08
       $ 4.92-$ 4.92        963,378             7.32               $  4.92           382,618         $  4.92
       $ 5.67-$ 5.67      1,138,724             7.67               $  5.67           479,061         $  5.67
       $ 6.47-$ 6.47        180,000             7.78               $  6.47           180,000         $  6.47
       $ 7.31- $7.31        997,606             9.64               $  7.31                 0         $  0.00
       $ 8.04- $8.04        136,790             4.64               $  8.04                 0         $  0.00
       $ 8.75- $30.63     1,883,812             9.45               $ 10.67           141,874         $ 24.80
       $ 0.56-$30.63      8,330,381             7.54               $  5.49         3,838,869         $  3.46

    The exercise of certain stock options results in state and federal income tax benefits to the Company related to the difference between the market price of the Common Stock at the date of disposition (or sale) and the option price. During the six months ended December 31, 1997 and fiscal 1997, 1996 and 1995, $0, $4,808,000, $7,950,000 and $1,229,000, respectively, were recorded as adjustments to additional paid-in capital and deferred income taxes with respect to such tax benefits.

10. FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES

    The Company has only limited involvement with derivative financial instruments, as defined in Statement of Financial Accounting Standards No. 119 "Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments", and does not use them for trading purposes. The Company's objective is to hedge a portion of its exposure to price volatility from producing crude oil and natural gas. These arrangements may expose the Company to credit risk from its counterparties and to basis risk. The Company does not expect that the counterparties will fail to meet their obligations given their high credit ratings.

Hedging Activities

    Periodically the Company utilizes hedging strategies to hedge the price of a portion of its future oil and gas production. These strategies include (1) swap arrangements that establish an index-related price above which the Company pays the counterparty and below which the Company is paid by the counterparty, (2) the purchase of index-related puts that provide for a "floor" price below which the counterparty pays the Company the amount by which the price of the commodity is below the contracted floor, (3) the sale of index-related calls that provide for a "ceiling" price above which the Company pays the counterparty the amount by which the price of the commodity is above the contracted ceiling, and (4) basis protection swaps, which are arrangements that guarantee the price differential of oil or gas from a specified delivery point or points. Results from hedging transactions are reflected in oil and gas sales to the extent related to the Company's oil and gas production. The Company only enters into hedging transactions related to the Company's oil and gas production volumes or CEMI physical purchase or sale commitments.

    As of December 31, 1997, the Company had the following oil swap arrangements for periods after December 1997:

                                                                     NYMEX-INDEX
     MONTHS                                       VOLUME (Bbls) STRIKE PRICE (per Bbl)
 ---------------                                  ------------------------------------
January through June 1998................           724,000            $ 19.82

    The Company entered into oil swap arrangements to cancel the effect of the swaps at a price of $18.85 per Bbl.

    As of December 31, 1997, the Company had the following gas swap arrangements for periods after December 1997:

                                                        HOUSTON SHIP CHANNEL
     MONTHS                       VOLUME (MMBTU)   INDEX STRIKE PRICE (PER MMBTU)
 ---------------                  ---------------  ------------------------------
April 1998.....................       600,000                  $ 2.300
May 1998.......................       620,000                  $ 2.215

    The Company received $1.3 million as a premium for calls sold for January and February 1998 volumes of 2,480,000 MMBtu and 2,240,000 MMBtu, respectively. The January calls expired on December 31, 1997, the February calls expired on January 31, 1998, and the associated premiums will be recognized as income during the corresponding months of production.

    The Company has also entered into the following collar transactions:

                                                          NYMEX           NYMEX
                                            VOLUME     DEFINED HIGH   DEFINED LOW
      MONTHS                               (MMBTU)     STRIKE PRICE   STRIKE PRICE
      ------                               -------     ------------   ------------
      March 1998....................      1,240,000      $ 2.693        $ 2.33
      April 1998....................      1,200,000      $ 2.483        $ 2.11

    These transactions require that the Company pay the counterparty if the NYMEX price exceeds the defined high strike price and that the counterparty pay the Company if the NYMEX price is less than the defined low strike price.

    The Company entered into a curve lock for 4.9 Bcf of gas which allows the Company the option to hedge April 1999 through November 1999 gas based upon a negative $0.285 differential to December 1998 gas any time between the strike date and December 1998. A curve lock is a commodity swap arrangement that establishes, or hedges, a price differential between one commodity contract period and another. In markets where the forward curve is typically negatively sloped (prompt prices exceed deferred prices), an upward sloping price curve allows hedgers to lock in a deferred forward sale at a higher premium to a more prompt swap by a curve lock.

    Gains or losses on crude oil and natural gas hedging transactions are recognized as price adjustments in the month of related production. The Company estimates that had all of the crude oil and natural gas swap agreements in effect for production periods beginning on or after January 1, 1998 terminated on December 31, 1997, based on the closing prices for NYMEX futures contracts as of that date, the Company would have received a net amount of approximately $1.1 million from the counterparty which would have represented the "fair value" at that date. These agreements were not terminated.

    Periodically, CEMI enters into various hedging transactions designed to hedge against physical purchase commitments made by CEMI. Gains or losses on these transactions are recorded as adjustments to Oil and Gas Marketing Sales in the consolidated statements of operations and are not considered by management to be material.

Concentration of Credit Risk

    Other financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash, short-term investments in debt instruments and trade receivables. The Company's accounts receivable are primarily from purchasers of oil and natural gas products and exploration and production companies which own interests in properties operated by the Company. The industry concentration has the potential to impact the Company's overall exposure to credit risk, either positively or negatively, in that the customers may be similarly affected by changes in economic, industry or other conditions. The Company generally requires letters of credit for receivables from customers which are judged to have sub-standard credit, unless the credit risk can otherwise be mitigated. The cash and investments in debt securities are with major banks or institutions with high credit ratings.

Fair Value of Financial Instruments

    The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments". The estimated fair value amounts have been determined by the Company using available market information and valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value. The use of different market assumptions or valuation methodologies may have a material effect on the estimated fair value amounts.

    The carrying values of items comprising current assets and current liabilities approximate fair values due to the short-term maturities of these instruments. See Note 15 for the fair value of financial instruments included in noncurrent other assets at December 31, 1997. The Company estimates the fair value of its long-term, fixed-rate debt using quoted market prices. The Company's carrying amount for such debt at December 31, 1997 and June 30, 1997 and 1996 was $509.0 million, $508.9 million and $255.6 million, respectively, compared to approximate fair values of $517.0 million, $514.1 million and $261.2 million, respectively. The carrying value of other long-term debt approximates its fair value as interest rates are primarily variable, based on prevailing market rates.

11. DISCLOSURES ABOUT OIL AND GAS PRODUCING ACTIVITIES

Net Capitalized Costs

    Evaluated and unevaluated capitalized costs related to the Company's oil and gas producing activities are summarized as follows:

                                                                DECEMBER 31,         JUNE 30,
                                                                   1997          1997         1996
                                                                ----------    ----------   ---------
                                                                        ($ IN THOUSANDS)
Oil and gas properties:
  Proved......................................................  $1,095,363    $  865,516   $ 363,213
  Unproved....................................................     125,155       128,505     165,441
                                                                ----------    ----------   ---------
          Total...............................................   1,220,518       994,021     528,654
Less accumulated depreciation, depletion and amortization.....    (602,391)     (431,983)    (92,720)
                                                                ----------    ----------   ---------
Net capitalized costs.........................................  $  618,127    $  562,038   $ 435,934
                                                                ==========    ==========   =========

    Unproved properties not subject to amortization at December 31, 1997, June 30, 1997 and 1996 consisted mainly of lease acquisition costs. The Company capitalized approximately $5,087,000, $12,935,000 and $6,428,000 of interest during the six months ended December 31, 1997 and the years ended June 30, 1997 and 1996 on significant investments in unproved properties that were not yet included in the amortization base of the full-cost pool. The Company will continue to evaluate its unevaluated properties; however, the timing of the ultimate evaluation and disposition of the properties has not been determined.

Costs Incurred in Oil and Gas Acquisition, Exploration and Development

    Costs incurred in oil and gas property acquisition, exploration and development activities which have been capitalized are summarized as follows:

                                                              SIX MONTHS ENDED           YEAR ENDED JUNE 30,
                                                                 DECEMBER 31,     --------------------------------
                                                                    1997           1997        1996       1995
                                                                 ----------       ---------   ---------  ---------
                                                                                       ($ IN THOUSANDS)
Development costs.........................................       $  120,628       $ 187,736   $ 138,188  $  78,679
Exploration costs.........................................           40,534         136,473      39,410     14,129
Acquisition costs:
  Unproved properties.....................................           25,516         140,348     138,188     24,437
  Proved properties.......................................           39,245              --      24,560         --
Capitalized internal costs................................            2,435           3,905       1,699        586
Proceeds from sale of leasehold, equipment and other......           (1,861)         (3,095)     (6,167)   (11,953)
                                                                 ----------       ---------   ---------  ---------
         Total............................................       $  226,497       $ 465,367   $ 335,878  $ 105,878
                                                                 ==========       =========   =========  =========

Results of Operations from Oil and Gas Producing Activities (unaudited)

    The Company's results of operations from oil and gas producing activities are presented below for the six months ended December 31, 1997 and for the years ended June 30, 1997, 1996 and 1995, respectively. The following table includes revenues and expenses associated directly with the Company's oil and gas producing activities. It does not include any allocation of the Company's interest costs and, therefore, is not necessarily indicative of the contribution to consolidated net operating results of the Company's oil and gas operations.

                                                              SIX MONTHS ENDED           YEAR ENDED JUNE 30,
                                                                 DECEMBER 31,     --------------------------------
                                                                   1997              1997       1996          1995
                                                                 ----------       ----------  ---------    --------
                                                                                       ($ IN THOUSANDS)
Oil and gas sales.........................................       $   95,657       $  192,920  $ 110,849    $ 56,983
Production costs (a)......................................          (10,094)         (15,107)    (8,303)     (4,256)
Impairment of oil and gas properties......................         (110,000)        (236,000)        --          --
Depletion and depreciation................................          (60,408)        (103,264)   (50,899)    (25,410)
Imputed income tax (provision) benefit(b).................           31,817           60,544    (18,335)     (9,561)
                                                                 ----------       ----------  ---------    --------
Results of operations from oil
  and gas producing activities............................       $  (53,028)      $ (100,907) $  33,312    $ 17,756
                                                                 ==========       ==========  =========    ========

----------

(a) Production costs include lease operating expenses and production taxes.

(b) The imputed income tax provision is hypothetical (at the statutory rate) and determined without regard to the Company's deduction for general and administrative expenses, interest costs and other income tax credits and deductions.

    Capitalized costs, less accumulated amortization and related deferred income taxes, can not exceed an amount equal to the sum of the present value (discounted at 10%) of estimated future net revenues less estimated future expenditures to be incurred in developing and producing the proved reserves, less any related income tax effects. At December 31, 1997, capitalized costs of oil and gas properties exceeded the estimated present value of future net revenues for the Company's proved reserves, net of related income tax considerations, resulting in a writedown in the carrying value of oil and gas properties of $110 million. At June 30, 1997, capitalized costs of oil and gas properties also exceeded the estimated present value of future net revenues for the Company's proved reserves, net of related income tax considerations, resulting in a writedown in the carrying value of oil and gas properties of $236 million.

Oil and Gas Reserve Quantities (unaudited)

    The reserve information presented below is based upon reports prepared by independent petroleum engineers and the Company's petroleum engineers. As of December 31, 1997, Williamson Petroleum Consultants ("Williamson"),

Porter Engineering Associates, Netherland, Sewell & Associates, Inc. and internal reservoir engineers evaluated approximately 46%, 48%, 4% and 2% of total proved oil and gas reserves, respectively. As of June 30, 1997, 1996 and 1995, the reserves evaluated by Williamson constituted approximately 50%, 99% and 99% of total proved reserves, respectively, with the remaining reserves being evaluated internally. The reserves evaluated internally in fiscal 1997 were subsequently evaluated by Williamson with a variance of approximately 4% of total proved reserves. The information is presented in accordance with regulations prescribed by the Securities and Exchange Commission. The Company emphasizes that reserve estimates are inherently imprecise. The Company's reserve estimates were generally based upon extrapolation of historical production trends, analogy to similar properties and volumetric calculations. Accordingly, these estimates are expected to change, and such changes could be material and occur in the near term as future information becomes available.

    Proved oil and gas reserves represent the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed oil and gas reserves are those expected to be recovered through existing wells with existing equipment and operating methods. As of December 31, 1997, all of the Company's oil and gas reserves were located in the United States.

    Presented below is a summary of changes in estimated reserves of the Company for the six months ended December 31, 1997 and for the years 1997, 1996 and 1995:

                                        DECEMBER 31,                                JUNE 30,
                                                          ----------------------------------------------------------
                                           1997                  1997                1996                1995
                                     -----------------     -----------------   -----------------   -----------------
                                       OIL       GAS        OIL        GAS       OIL       GAS       OIL       GAS
                                     (MBBL)    (MMCF)      (MBBL)    (MMCF)    (MBBL)    (MMCF)    (MBBL)    (MMCF)
                                     ------    -------     ------   --------   ------   --------   ------    -------
Proved reserves, beginning of
  period........................     17,373    298,766     12,258    351,224    5,116   211,808     4,154    117,066
Extensions, discoveries and other
  additions.....................      5,573     68,813     13,874    147,485    8,781   158,052     2,549    138,372
Revisions of previous estimate..     (3,428)   (24,189)    (5,989)  (137,938)    (669)   12,987      (448)   (18,516)
Production......................     (1,857)   (27,327)    (2,770)   (62,005)  (1,413)  (51,710)   (1,139)   (25,114)
Sale of reserves-in-place.......         --         --         --         --       --        --        --         --
Purchase of reserves-in-place...        565     23,055         --         --      443    20,087        --         --
                                     ------    -------     ------   --------   ------   --------   ------    -------
Proved reserves, end of period..     18,226    339,118     17,373   298,766    12,258   351,224     5,116    211,808
                                     ======    =======     ======   ========   ======   ========   ======    =======
Proved developed reserves,
  end of period.................     10,087    178,082      7,324    151,879    3,648    144,721    1,973     77,764
                                     ======    =======     ======   ========   ======   ========   ======    =======

    For the six months ended December 31, 1997 the Company recorded revisions to the June 30, 1997 reserve estimates of approximately 3,428 MBbl and 24,189 MMcf, or approximately 45 Bcfe. The reserve revisions are primarily attributable to lower than expected results from development drilling and production which eliminated certain previously established proven reserves.

    On December 16, 1997, Chesapeake acquired AnSon, a privately owned oil and gas producer, based in Oklahoma City. Consideration for this acquisition was approximately $43 million. The Company estimates that it acquired approximately
26.4 Bcfe in connection with this acquisition.

    For the fiscal year ended June 30, 1997, the Company recorded revisions to the previous year's reserve estimates of approximately 5,989 MBbl and 137,938 MMcf, or approximately 174 Bcfe. The reserve revisions are primarily attributable to the decrease in oil and gas prices between periods, higher drilling and completion costs, and unfavorable developmental drilling and production results during fiscal 1997. Specifically, the Company recorded aggregate downward adjustments to proved reserves of 159 Bcfe for the Knox, Giddings and Louisiana Trend areas.

    On April 30, 1996, the Company purchased interests in certain producing and non-producing oil and gas properties, including approximately 14,000 net acres of unevaluated leasehold, from Amerada Hess Corporation for $37.8 million. The properties are located in the Knox and Golden Trend fields of southern Oklahoma, most of which are operated by the Company. In fiscal 1996 the reserves acquired from Amerada Hess Corporation were included in both "Extensions, discoveries and other additions" and "Purchase of reserves in-place". The fiscal 1996 presentation has been restated in the current year to remove the acquired reserves from "Extensions, discoveries and other additions" with a corresponding offset to "Revisions of previous estimate". This revision resulted in no net change to total oil and gas reserves.

Standardized Measure of Discounted Future Net Cash Flows (unaudited)

    Statement of Financial Accounting Standards No. 69 ("SFAS 69") prescribes guidelines for computing a standardized measure of future net cash flows and changes therein relating to estimated proved reserves. The Company has followed these guidelines which are briefly discussed below.

    Future cash inflows and future production and development costs are determined by applying year-end prices and costs to the estimated quantities of oil and gas to be produced. Estimates are made of quantities of proved reserves and the future periods during which they are expected to be produced based on year-end economic conditions. Estimated future income taxes are computed using current statutory income tax rates including consideration for the current tax basis of the properties and related carryforwards, giving effect to permanent differences and tax credits. The resulting future net cash flows are reduced to present value amounts by applying a 10% annual discount factor.

    Subsequent to December 31, 1997, oil and gas prices have declined. Such decreases in commodity prices could result in an additional full-cost ceiling writedown at March 31, 1998, as well as a reduction to the standardized measure of discounted future net cash flows.

    The assumptions used to compute the standardized measure are those prescribed by the Financial Accounting Standards Board and, as such, do not necessarily reflect the Company's expectations of actual revenue to be derived from those reserves nor their present worth. The limitations inherent in the reserve quantity estimation process, as discussed previously, are equally applicable to the standardized measure computations since these estimates are the basis for the valuation process.

    The following summary sets forth the Company's future net cash flows relating to proved oil and gas reserves based on the standardized measure prescribed in SFAS 69:

                                                                                           JUNE 30,
                                                              DECEMBER 31,   -----------------------------------
                                                                1997            1997        1996        1995
                                                              ----------     ----------  -----------   ---------
                                                                                  ($ IN THOUSANDS)
Future cash inflows..................................         $1,100,807     $  954,839  $ 1,101,642   $ 427,377
Future production costs..............................           (223,030)      (190,604)    (168,974)    (75,927)
Future development costs.............................           (158,387)      (152,281)    (137,068)    (76,543)
Future income tax provision..........................           (108,027)      (104,183)    (135,543)    (51,789)
                                                              ----------     ----------  -----------   ---------
Future net cash flows................................            611,363        507,771      660,057     223,118
Less effect of a 10% discount factor.................           (181,253)       (92,273)    (198,646)    (63,207)
                                                              ----------     ----------  -----------   ---------
Standardized measure of discounted future net
  cash flows.........................................           $430,110     $  415,498  $   461,411   $ 159,911
                                                              ==========     ==========  ===========   =========

    The principal sources of change in the standardized measure of discounted future net cash flows are as follows:

                                                                                JUNE 30,
                                                    DECEMBER 31,   -----------------------------------
                                                       1997            1997        1996        1995
                                                    ----------     ----------  -----------   ---------
                                                                        ($ IN THOUSANDS)
Standardized measure, beginning of period .......   $   415,498    $   461,411    $   159,911    $   118,608
Sales of oil and gas produced, net of production
   costs ........................................       (85,563)      (177,813)      (102,546)       (52,727)
Net changes in prices and production costs ......        26,106        (99,234)        88,729        (24,807)
Extensions and discoveries, net of production and
   development costs ............................        92,597        287,068        275,916        108,644
Changes in future development costs .............        (7,422)       (12,831)       (11,201)         3,406
Development costs incurred during the period that
   reduced future development costs .............        47,703         46,888         43,409         23,678
Revisions of previous quantity estimates ........       (62,655)      (199,738)        12,728        (21,595)
Purchase of reserves-in-place ...................        25,236             --         29,641             --
Accretion of discount ...........................        43,739         54,702         18,814         14,126
Net change in income taxes ......................       (14,510)        63,719        (57,382)        (5,586)
Changes in production rates and other ...........       (50,619)        (8,674)         3,392         (3,836)
                                                    -----------    -----------    -----------    -----------
Standardized measure, end of period .............   $   430,110    $   415,498    $   461,411    $   159,911
                                                    ===========    ===========    ===========    ===========

12. TRANSITION PERIOD COMPARATIVE DATA

    The following table presents certain financial information for the six months ended December 31, 1997 and 1996, respectively:

                                                                SIX MONTHS ENDED
                                                                 DECEMBER 31,
                                                              1997         1996
                                                            ---------    ---------
                                                                        (UNAUDITED)
                                                                ($ IN THOUSANDS,
                                                              EXCEPT PER SHARE DATA)
    Revenues ............................................   $ 232,864    $ 122,702
                                                            =========    =========
    Gross profit (loss) (a) .............................   $ (93,092)   $  42,946
                                                            =========    =========
    Income (loss) before income taxes
      and extraordinary item ............................   $ (31,574)   $  39,246
    Income taxes ........................................          --       14,325
                                                            ---------    ---------
    Income (loss) before extraordinary item .............     (31,574)      24,921
    Extraordinary item ..................................          --       (6,443)
                                                            ---------    ---------
    Net income (loss) ...................................   $ (31,574)   $  18,478
                                                            =========    =========
    Earnings per share - basic
         Income (loss) before extraordinary item ........   $   (0.45)   $    0.40
         Extraordinary item .............................          --        (0.10)
                                                            ---------    ---------
         Net income (loss) ..............................   $   (0.45)   $    0.30
                                                            =========    =========
    Earnings per share - assuming dilution
         Income (loss) before extraordinary item ........   $   (0.45)   $    0.38
         Extraordinary item .............................          --        (0.10)
                                                            ---------    ---------
         Net income (loss) ..............................   $   (0.45)   $    0.28
                                                            =========    =========
    Weighted average common shares outstanding (in 000's)
         Basic ..........................................      70,835       61,985
                                                            =========    =========
         Assuming dilution ..............................      70,835       66,300
                                                            =========    =========

--------------

(a) Total revenue excluding interest and other income, less total costs and expenses excluding interest and other expense.

13. QUARTERLY FINANCIAL DATA (UNAUDITED)

    Summarized unaudited quarterly financial data for the six months ended December 31, 1997 and fiscal 1997 and 1996 are as follows ($ in thousands except per share data):

                                                             QUARTER ENDED
                                                     --------------------------
                                                     SEPTEMBER 30,  DECEMBER 31,
                                                         1997          1997
                                                     -------------  -----------
Net sales.......................................        $ 72,532       $81,366
Gross profit (loss)(a)..........................           8,210      (101,302)
Net income (loss)...............................           5,513       (37,087)
Net income (loss) per share:
  Basic.........................................             .08          (.52)
  Diluted.......................................             .08          (.52)

                                                       QUARTER ENDED
                                      -------------------------------------------------
                                      SEPTEMBER 30, DECEMBER 31, MARCH 31,    JUNE 30,
                                         1996         1996        1997         1997
                                      ------------  ----------- ---------   -----------
Net sales ...........................   $  48,937   $  71,249   $  79,809   $  69,097
Gross profit (loss)(a) ..............      14,889      28,057      25,737    (241,686)
Income (loss) before extraordinary
  item ..............................       8,204      16,717      16,105    (217,783)
Net income (loss) ...................       8,204      10,274      15,928    (217,783)
Income (loss) per share before
  extraordinary item:
  Basic .............................         .14         .26         .23       (3.12)
  Diluted ...........................         .13         .25         .22       (3.12)

                                                QUARTER ENDED
                            ---------------------------------------------------------
                            SEPTEMBER 30,  DECEMBER 31,     MARCH 31,      JUNE 30,
                                1995           1995           1996           1996
                            ------------   ------------   ------------   ------------
Net sales ...............   $     21,988   $     31,766   $     44,145   $     47,692
Gross profit(a) .........          6,368         11,368         14,741         13,580
Net income ..............          2,915          5,459          7,623          7,358
Net income per share:
  Basic .................            .06            .10            .14            .12
  Diluted ...............            .05            .10            .13            .12

----------

(a) Total revenue excluding interest and other income, less total costs and expenses excluding interest and other expense.

    Capitalized costs, less accumulated amortization and related deferred income taxes, cannot exceed an amount equal to the sum of the present value of estimated future net revenues less estimated future expenditures to be incurred in developing and producing the proved reserves, less any related income tax effects. At December 31, 1997 and at June 30, 1997, capitalized costs of oil and gas properties exceeded the estimated present value of future net revenues for the Company's proved reserves, net of related income tax considerations, resulting in writedowns in the carrying value of oil and gas properties of $110 million and $236 million, respectively.

14. SUBSEQUENT EVENTS AND PENDING TRANSACTIONS

    On October 22, 1997, the Company entered into an agreement to acquire by merger the Mid-Continent operations of DLB Oil & Gas, Inc. The Company will pay $17.5 million cash and will issue a total of five million shares of the Company's common stock as merger consideration to the shareholders of DLB. The closing of the DLB acquisition is expected to occur in late April 1998 and is subject to approval by DLB shareholders and other customary conditions. Certain shareholders of DLB, who collectively own approximately 77.7% of outstanding DLB common stock, have granted the Company an irrevocable proxy to vote such shares (or executed a written consent) in favor of the merger.

    On November 12, 1997, the Company entered into an agreement to acquire Hugoton Energy Corporation which was consummated on March 10, 1998. Each share of Hugoton common stock was converted into the right to receive 1.3 shares of Chesapeake common stock, requiring the Company to issue approximately 25.8 million shares of Chesapeake common stock (based on 19.8 million shares of Hugoton common stock outstanding as of February 6, 1998, which amount excludes shares issuable upon exercise of outstanding Hugoton options).

    On January 30, 1998, the Company entered into an alliance with Ranger Oil Limited to jointly develop a 3.2 million acre area of mutual interest in the Helmet, Midwinter, and Peggo areas of northeastern British Columbia. In addition, the Company paid Ranger approximately $48 million. The transaction closed in January 1998 with an effective date of December 1, 1997.

    In February 1998, the Company closed the purchase of the Mid-Continent properties of privately owned Enervest Management Company L.L.C. for $38 million.

    On March 5, 1998, the Company entered into a definitive agreement to acquire 100% of the stock of MC Panhandle Corp., a wholly owned subsidiary of Occidental Petroleum Corporation. The Company has agreed to pay $105 million in cash for the estimated proved reserves in the West Panhandle Field in Carson, Gray, Hutchinson and Moore Counties of the Texas Panhandle. The effective date of the transaction is January 1, 1998 with closing scheduled for May 29, 1998.

15. ACQUISITIONS

    On December 5, 1997, Chesapeake purchased from Pan East Petroleum Corporation ("Pan East"), a publicly-traded Canadian exploration and production company, 19.9% of Pan East's common stock for $22 million. The purpose of Chesapeake's investment is to assist Pan East in financing its share of the exploration, development and acquisition activities under a joint venture whereby Chesapeake has the right to participate as a non-operator with up to a 50% interest in all drilling activities and acquisitions made by Pan East during the two years ending December 31, 1999. The Company will account for its investment in Pan East using the equity method. Based upon the closing price of Pan East's common stock at December 31, 1997, the market value of Chesapeake's investment in Pan East was $12.6 million.

    On December 16, 1997, the Company acquired AnSon, a privately owned oil and gas producer based in Oklahoma City. Consideration for this acquisition was approximately $43 million consisting of the issuance of 3,792,724 shares of Chesapeake's common stock and cash consideration in accordance with the terms of the merger agreement. The Company has accrued $15.5 million as the estimated cash payment which will be made during 1998.